Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-249169

The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 21, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated October 26, 2020)

FIRST GUARANTY BANCSHARES, INC.

Depositary Shares, each representing a 1/40th Interest in a Share of
 % Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock

We are offering               depositary shares, each representing a 1/40th ownership interest in a share of                  % Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock, par value $1,000 per share, with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share) (the “Preferred Stock”). As a holder of depositary shares, you will be entitled to all proportional rights and preferences of the Preferred Stock (including dividend, voting, redemption, liquidation and other rights). You must exercise such rights through Zions Bancorporation, National Association, as the depositary for the shares of the Preferred Stock.

We will pay dividends on the Preferred Stock, when, as, and if declared by our board of directors, to the extent that we have lawfully available funds to pay dividends. From the issue date, dividends on the Preferred Stock will accrue on a non-cumulative basis at a rate of                % per annum on the liquidation preference of $1,000 per share, payable quarterly, in arrears, commencing on                 , 2021 and thereafter on the         day of                   ,                  ,                  and                  .

Dividends on the Preferred Stock will not be cumulative. If for any reason our board of directors does not declare a dividend on the Preferred Stock for any dividend period, that dividend will not accrue or be payable and we will have no obligation to pay dividends for that dividend period, whether or not dividends on the Preferred Stock are declared for any future dividend period.

The Preferred Stock is perpetual and has no maturity date. We may redeem the Preferred Stock at our option, (i) in whole or in part, from time to time, on any dividend payment date on or after                  , 2026 at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared and unpaid dividends, to, but excluding, the redemption date, or (ii) in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined herein), at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared and unpaid dividends, to, but excluding, the redemption date. If we redeem the Preferred Stock, the depositary will redeem a proportionate number of depositary shares. Neither the holders of Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Preferred Stock or the depositary shares. Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or other successor regulatory authority.

The Preferred Stock will not have any voting rights, except as set forth under “Description of the Preferred Stock—Voting Rights” and “Description of the Preferred Stock—Other Voting Rights” beginning on page S-30.

We have filed an application to list the depositary shares on the NASDAQ Global Market (“NASDAQ”) under the symbol “FGBIP.” If the application is approved, trading of the depositary shares on NASDAQ is expected to begin within 30 days after the date of initial issuance of the depositary shares. Our common stock is listed on NASDAQ and trades under the ticker symbol “FGBI.”

Investing in the depositary shares involves risk. You should refer to “Risk Factors” beginning on page S-17 of this prospectus supplement, as well as those risk factors contained in our reports filed with the Securities & Exchange Commission (“SEC”), which are incorporated, or deemed to be incorporated, by reference into this prospectus supplement.

	Per Depositary Share	Total
Public offering price(1)	$	$
Underwriting discounts and commissions(2)	$	$
Proceeds to us, before expenses	$	$

(1)	Plus accrued and unpaid dividends, if any, from the date of initial issuance, which is expected to be , 2021.
(2)	See “Underwriting” in this prospectus supplement for details regarding compensation to be received by the underwriter in connection with this offering.
(3)	Assumes no exercise of the underwriter’s option to purchase additional depositary shares described below.

We have granted the underwriter an option to purchase up to an additional           depositary shares within 30 days after the date of this prospectus supplement at the public offering price, less underwriting discounts and commissions.

None of the SEC, any state securities commission, the Federal Reserve, the Federal Deposit Insurance Corporation (“FDIC”) or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The depositary shares are not savings accounts, deposits or obligations of any bank or non-bank subsidiary of First Guaranty Bancshares, Inc. and are not insured or guaranteed by the FDIC or any other governmental agency.

The underwriter expects to deliver the depositary shares in book-entry form only through the facilities of The Depositary Trust Company on or about                               , 2021, subject to customary closing conditions.

Sole Book-Running Manager
Janney Montgomery Scott

The date of this prospectus supplement is April      , 2021.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the SEC. To the extent there are any inconsistencies between the information in this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement. We have not, and the underwriter has not, authorized anyone to provide you with different or additional information. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference, before deciding to purchase our depositary shares.

If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. Similarly, if the information set forth in this prospectus supplement differs from the information contained in any document incorporated by reference that was filed prior to the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement. The information contained in this prospectus supplement or the accompanying prospectus is only accurate and complete as of the dates shown in such documents, and any information we have incorporated by reference herein is only accurate and complete as of the date of the document incorporated by reference (or, with respect to particular information contained in such document, as of the date set forth within such document as the date as of which such particular information is provided), regardless of the time of delivery of this prospectus supplement or any sale of a security.

This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Information by Reference” and “Where To Find Additional Information” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus. Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to the “Corporation,” “we,” “us,” “our” or similar references refer to First Guaranty Bancshares, Inc., a Louisiana corporation, together with our subsidiaries, except where it is clear that the term means only First Guaranty Bancshares, Inc. The term “you” refers to a prospective investor.

We obtained the statistical and other market data used in this prospectus supplement from independent industry sources and publications as well as from research reports prepared by third parties. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe that this information is reliable, we have not independently verified such information. Our internal data, estimates and forecasts are based on information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions. All estimates, forecasts and assumptions are necessarily subject to a high degree of risk due to a variety of factors, including those described in the “Risk Factors” section and elsewhere in this prospectus supplement.

S-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the financial condition, liquidity, results of operations, and future performance of our business. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control, particularly with regard to developments related to the novel coronavirus (“COVID-19”)). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” We caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

Currently, the most important factor known to management that could cause our actual results to differ materially from those in forward-looking statements is the continued impact of the COVID-19 pandemic and related governmental measures to respond to the pandemic on the United States economy and the economies of the markets in which we operate. In this prospectus supplement and the documents incorporated into this prospectus supplement, we have discussed the historical impact of the pandemic on our operations and set forth certain expectations regarding the pandemic’s impact on our business, financial condition, results of operations, liquidity, asset quality, capital, cash flows and prospects. We believe that our statements regarding future events and conditions in light of the pandemic are reasonable, but these statements are based on assumptions regarding, among other things, how long the pandemic will continue, the pace at which the COVID-19 vaccine can be distributed and administered to residents of the markets we serve and the United States generally, the duration, extent and effectiveness of the governmental measures implemented to contain the pandemic and ameliorate the impact on businesses throughout the United States, and the impact the pandemic and the government’s virus containment measures on national and local economies, all of which are out of our control. If the assumptions underlying our statements about future events prove to be incorrect, our business, financial condition, results of operations, liquidity, asset quality, capital, cash flows and prospects may be materially different from what is presented in the forward-looking statements.

Important factors other than COVID-19 currently known to management that could cause the actual results to differ materially from the statements, include, but are not limited to, the following:

●	changes in general business, industry or economic conditions or competition;

●

changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise;

●	adverse changes or conditions in capital and financial markets;

●	changes in interest rates;

●	higher than expected costs or other difficulties related to integration of combined or merged businesses;

●	the effects of business combinations and other acquisition transactions, including the inability to realize our loan and investment portfolios;

●	changes in the quality or composition of our loan and investment portfolios;

●	adequacy of loan loss reserves;

●	increased competition;

●	loss of certain key officers;

●	deposit attrition;

●	rapidly changing technology;

●	unanticipated regulatory or judicial proceedings and liabilities and other costs;

●	changes in the cost of funds, demand for loan products or demand for financial services;

●	the impact of any future pandemics or other natural disasters;

●

civil unrest, rioting, acts or threats of terrorism, or actions taken by the local, state and Federal governments in response to such events, which could impact business and economic conditions in our market area; and

●

other economic, competitive, governmental or technological factors affecting our operations, markets, products, services and prices. Such developments could have an adverse impact on our financial position and results of operations.

The foregoing factors should not be construed as exhaustive. The forward-looking statements contained herein are based upon management’s beliefs and assumptions. Any forward-looking statement made herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the “Risk Factors” section in this prospectus supplement beginning on page S-17 and in our Annual Report on Form 10-K for the year ended December 31, 2020.

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus supplement is a part, under the Securities Act, with respect to the depositary shares that may be offered by this prospectus supplement. This prospectus supplement is a part of that registration statement, but does not contain all of the information in the registration statement. For further information with respect to the Corporation and the depositary shares that may be offered by this prospectus supplement, reference is made to the registration statement, including the exhibits and schedules to the registration statement, and the accompanying prospectus. Statements contained in this prospectus supplement as to the contents of any contract or other document referred to in this prospectus supplement are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus supplement is qualified in all respects by the exhibit to which the reference related.

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement, are available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Documents we have filed with the SEC are also available on the Investor Relations section of our website at https://www.fgb.net/. Except as expressly stated herein, information contained on our website does not constitute a part of this prospectus supplement and is not incorporated by reference herein.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to “incorporate by reference” the information we file with the SEC in this prospectus supplement and the accompanying prospectus. This helps us disclose certain information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference each of the documents listed below (in each case, excluding any information “furnished” to, rather than filed with, the SEC, including, but not limited to, information furnished under Items 2.02 or 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit).

●	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 16, 2021;

●	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 9, 2021 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2020);

●	Our Current Report on Form 8-K filed with the SEC on February 22, 2021; and

●

The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on November 5, 2015, including any amendment or report filed for the purpose of updating such description.

All documents and reports filed by us subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the completion of any individual sale hereunder shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of filing of such documents or reports (other than, in each case, documents or information deemed to have been furnished, and not filed in accordance with the SEC rules). Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and accompanying prospectus.

You may obtain any of the filings incorporated by reference into this prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus supplement. You should direct requests for those documents to:

First Guaranty Bancshares, Inc.
400 East Thomas Street
Hammond, Louisiana 70401
Attn: Eric J. Dosch, Corporate Secretary
(985) 345-7685

SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before making a decision to invest in our depository shares. We urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein carefully, including the financial statements and notes to the financial statements incorporated by reference herein and therein. Please read “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein for more information about important risks that you should consider before making a decision to invest in our depository shares.

First Guaranty Bancshares, Inc.

First Guaranty Bancshares, Inc. is a Louisiana-chartered bank holding company headquartered in Hammond, Louisiana. Our wholly owned subsidiary, First Guaranty Bank, a Louisiana-chartered commercial bank, provides personalized commercial banking services mainly to Louisiana and Texas customers through 34 banking facilities primarily located in the Market Services Areas (“MSAs”) of Hammond, Baton Rouge, Lafayette, Shreveport-Bossier City, Lake Charles, Alexandria, Dallas-Fort Worth-Arlington, and Waco.

Our principal business consists of attracting deposits from the general public and local municipalities in our market areas and investing those deposits. It also includes generating funds from operations and borrowings in lending and in securities activities to serve the credit needs of our customer base, including commercial real estate loans, commercial and industrial loans, commercial leases, one- to four-family residential real estate loans, construction and land development loans, agricultural and farmland loans, and to a lesser extent, consumer and multi-family loans. We also participate in certain syndicated loans, including shared national credits, with other financial institutions.

We offer a variety of deposit accounts to consumers, small businesses and municipalities, including personal and business checking and savings accounts, time deposits, money market accounts and demand accounts. In addition, we offer a broad range of consumer services, including personal and commercial credit cards, remote deposit capture, safe deposit boxes, official checks, online and mobile banking, automated teller machines, and online bill pay. For our business customers we are pleased to offer additional solutions such as merchant services, remote deposit capture, and lockbox services.

We invest a portion of our assets in securities issued by the United States Government and its agencies, state and municipal obligations, corporate debt securities, mutual funds, and equity securities. We also invest in mortgage-backed securities primarily issued or guaranteed by United States Government agencies or enterprises.

First Guaranty Bank was founded in Amite, Louisiana on March 12, 1934. While the origins of First Guaranty Bank go back over 80 years, we began our modern history in 1993 when an investor group, led by Marshall T. Reynolds, our Chairman, invested $3.6 million in First Guaranty Bank as part of a recapitalization plan with the objective of building a community-focused commercial bank in our Louisiana markets. Since the implementation of that recapitalization plan, we have grown from six branches and $159 million in assets at the end of 1993 to 34 branches and $2.5 billion in assets at December 31, 2020. We have also paid a quarterly dividend for 110 consecutive quarters as of December 31, 2020. On July 27, 2007, we formed First Guaranty Bancshares and completed a one-for-one share exchange that resulted in First Guaranty Bank becoming the wholly-owned subsidiary of First Guaranty Bancshares and First Guaranty Bancshares becoming an SEC reporting public company. In November 2015, First Guaranty completed a public stock offering selling 626,560 shares and raising $9.3 million in net proceeds. In connection with the completion of the stock offering, First Guaranty’s common shares began trading on the NASDAQ Global Market.

Since the formation of our holding company, we have supplemented our organic growth with four acquisitions, which added stable deposits that provided funding for our lending business and extended our geographic footprint in the Baton Rouge, Hammond, Alexandria, Dallas-Fort Worth-Arlington, and Waco MSAs. The following table provides information regarding the four acquisitions.

			Fair Value of
			Total Assets
		Deal Value	Acquired
	Date of	(dollars in	(dollars in
Acquired Institution/Market	Acquisition	thousands)	thousands)
Union Bancshares, Incorporated	November 7, 2019	$43,383	$275,159
Alexandria MSA
Premier Bancshares, Inc.	June 16, 2017	$20,954	$158,313
Dallas-Fort Worth-Arlington and Waco MSA
Greensburg Bancshares, Inc.	July 1, 2011	$5,308	$89,386
Baton Rouge MSA
Homestead Bancorp, Inc.	July 30, 2007	$12,140	$129,606
Hammond MSA

Corporate Information

Our common stock is traded on the NASDAQ Global Market under the symbol “FGBI.” Our principal executive offices are located at 400 East Thomas Street, Hammond, Louisiana 70401. Our telephone number is (985) 345-7685. We maintain a website at https://www.fgb.net/. The information contained on or connected to our website is not incorporated by reference into, and you must not consider the information to be part of, this prospectus supplement or the accompanying prospectus.

Additional information about us is included in documents incorporated by reference into this prospectus supplement. See “Incorporation of Certain Information by Reference” on page S-3 of this prospectus supplement.

Recent Developments

Preliminary First Quarter 2021 Results

For the three months ended March 31, 2021, net income was $5.0 million and earnings per share were $0.52, compared to net income of $3.8 million and earnings per share of $0.39 for the three months ended March 31, 2020. The net income for the three months ended March 31, 2021 resulted in an annualized return on assets of 0.80% and an annualized return on average shareholders’ equity of 11.31%, compared to an annualized return on assets of 0.72% and an annualized return on average shareholders’ equity of 9.00% for the three months ended March 31, 2020.

As of March 31, 2021, total assets were $2.6 billion, gross loans held for investment were $2.0 billion, total deposits were $2.3 billion and noninterest-bearing deposits were $466.7 million. As of March 31, 2021, total shareholders’ equity was $176.3 million and book value per share was $18.10. As of March 31, 2020, total assets were $2.3 billion, gross loans held for investment were $1.5 billion, total deposits were $1.9 billion and noninterest-bearing deposits were $321.2 million. As of March 31, 2020, total shareholders’ equity was $169.0 million and book value per share was $17.35.

Castaing, Hussey & Lolan, LLC, our independent registered public accounting firm, has not completed its review procedures with respect to these preliminary financial results. Accordingly, our final results for the three month period ended March 31, 2021 may not be consistent with these preliminary financial results. See the “Risk Factors” section in this prospectus supplement beginning on page S-17 and in our Annual Report on Form 10-K for the year ended December 31, 2020.

THE OFFERING

Issuer	First Guaranty Bancshares, Inc.

Securities offered

               depositary shares (                depositary shares if the underwriter exercises in full its option to purchase additional depositary shares), each representing a 1/40th ownership interest in a share of                % Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock, par value $1,000 per share, with a liquidation preference of $1,000 per share (equivalent to $25 per depository share). Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of the Preferred Stock represented by such depositary share, to all the preferences, rights and limitations of the Preferred Stock represented thereby (including dividend, voting, redemption, liquidation and other rights).

We may, from time to time, without notice to or the consent of holders of the depositary shares, elect to issue additional depositary shares representing shares of the Preferred Stock, provided that if any such additional shares are not fungible for U.S. federal income tax purposes with the shares offered in this offering, such additional shares will be issued with a separate CUSIP or other identifying number, and all such additional shares of Preferred Stock would be deemed to form a single series with the Preferred Stock offered hereby.

Dividends

Dividends on the Preferred Stock will be payable only when, as and if authorized and declared by our board of directors out of legally available funds. Dividends will accrue from the issue date at a rate of                 % per annum on the liquidation preference of $1,000 per share, payable quarterly, in arrears, commencing on                , 2021.

Dividends on the Preferred Stock will be non-cumulative. If for any reason our board of directors does not authorize and declare full cash dividends on the Preferred Stock for a dividend period, that dividend will not accumulate, and we will have no obligation to pay any unpaid dividends for that period, whether or not our board of directors authorizes and declares dividends on the Preferred Stock for any subsequent dividend period.

Any dividends paid will be distributed to holders of depositary shares in the manner described under “Description of the Depositary Shares—Dividends and Other Distributions” below.

Dividend Payment Dates	, , and of each year.

Dividend Stopper

During any dividend period in which the Preferred Stock is outstanding, unless, in each case, the full dividends for the most recently completed dividend period on all outstanding shares of Preferred Stock have been declared and paid in full or declared and a sum sufficient for the payment thereof has been set aside:

● no dividend or distribution will be cleared or paid or set aside for payment on any of our junior stock, including our common stock, subject to certain exceptions; and

●

no shares of junior or parity stock may be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, subject to certain exceptions, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such stock by us.

Redemption

We may redeem the Preferred Stock at our option, (i) in whole or in part, from time to time, on any dividend payment date on or after                , 2026 or (ii) in whole but not in part, within 90 days following a regulatory capital treatment event (as defined under “Description of the Preferred Stock—Redemption upon a Regulatory Capital Treatment Event”), at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. If we redeem the Preferred Stock, the depositary will redeem a proportional number of depositary shares. Neither the holders of Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Preferred Stock.

Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the Preferred Stock.

Maturity

The Preferred Stock does not have a maturity date, and we are not required to redeem the Preferred Stock. Accordingly, the Preferred Stock and the related depositary shares will remain outstanding indefinitely, unless and until we decide to redeem it and, if required, receive prior approval of the Federal Reserve to do so.

Liquidation Rights

Upon our voluntary or involuntary liquidation, dissolution or winding-up, holders of the Preferred Stock will be entitled to receive, out of our assets that are legally available for distribution to shareholders, before any distribution is made to holders of our common stock or other junior stock, a liquidating distribution in the amount of $1,000 per share of the Preferred Stock (equivalent to $25 per depositary share) plus any declared but unpaid dividends, without accumulation of any undeclared dividends. Distributions will be made pro rata as to the Preferred Stock and any other parity stock and only to the extent of our assets, if any, that are available after satisfaction of all liabilities to creditors.

Voting Rights

Holders of the depositary shares representing the Preferred Stock will have no voting rights, except with respect to certain fundamental changes in the terms of the Preferred Stock and certain other matters (e.g., the authorization of any shares of stock senior to the Preferred Stock). In addition, if dividends on the Preferred Stock are not paid in full for at least six quarterly dividend periods or their equivalent, whether or not consecutive, the holders of the Preferred Stock, acting as a single class with any other parity stock having similar voting rights that are then exercisable, will have the right to elect two directors to our board. The terms of office of these directors will end when we have paid or set aside for payment full dividends for at least 12 consecutive months’ worth of dividend periods on the Preferred Stock and any non-cumulative parity stock and all dividends on any cumulative parity stock have been paid in full. See “Description of the Preferred Stock—Voting Rights” and “Description of the Preferred Stock—Other Voting Rights.”

Holders of depositary shares must act through the depositary to exercise any voting rights, as described under “Description of the Depositary Shares—Voting the Preferred Stock” below.

Ranking	With respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, the Preferred Stock will rank:

●

senior to our common stock and each other class or series of capital stock we may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Preferred Stock as to dividend and distribution rights and rights on our liquidation, dissolution and winding-up;

●

on a parity with, or equally to, each class or series of capital stock we may issue in the future the terms of which expressly provide that such class or series will rank on a parity with, or equally to, the Preferred Stock with respect to dividend and distribution rights and rights on our liquidation, dissolution and winding-up; and

●

junior to all existing and future indebtedness and other liabilities and any class or series of capital stock that expressly provides in the articles of amendment creating such capital stock that such series ranks senior to the Preferred Stock (subject to any requisite consents prior to issuance).

Preemptive and Conversion Rights	None.

Listing

We have filed an application to list the depositary shares representing the Preferred Stock on NASDAQ. If the application is approved for listing, trading of the depositary shares is expected to begin within 30 days after the date of initial issuance of the depositary shares.

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $                (or approximately $                if the underwriter exercises in full its over-allotment option), after deducting underwriting discounts and commissions and our estimated offering expenses. We expect to use these net proceeds for general corporate purposes, which may include working capital and the funding of organic growth or potential acquisitions. See “Use of Proceeds” on page S-25 of this prospectus supplement.

Certain Material U.S. Federal Income Tax Considerations	For a discussion of certain material U.S. federal income tax consequences of purchasing, owning, and disposing of the depositary shares, see “Certain Material U.S. Federal Income Tax Considerations.”

Risk Factors

Investing in the depositary shares involves certain risks. Before investing in the depositary shares, you should carefully consider the information under “Risk Factors” beginning on page S-17 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Registrar and Depositary	Zions Bancorporation, National Association

SUMMARY OF SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following tables set forth selected consolidated historical financial data at and for the years ended December 31, 2020, 2019 and 2018 that has been derived from our audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 16, 2021, and incorporated by reference herein. The selected consolidated historical financial data presented below at and for the years ended December 31, 2017 and 2016 has been derived from our audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 15, 2019.

Results from past periods are not necessarily indicative of results that may be expected for any future period. You should read these tables together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other detailed information included in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus supplement.

	At or For the Years Ended December 31,
	2020	2019	2018	2017	2016
(in thousands except for % and employee data)
Year End Balance Sheet Data:
Investment securities	$238,548	$426,516	$405,303	$501,656	$499,336
Federal funds sold	$702	$914	$549	$823	$271
Loans, net of unearned income	$1,844,135	$1,525,490	$1,225,268	$1,149,014	$948,921
Allowance for loan losses	$24,518	$10,929	$10,776	$9,225	$11,114
Total assets	$2,473,078	$2,117,216	$1,817,211	$1,750,430	$1,500,946
Total deposits	$2,166,318	$1,853,013	$1,629,622	$1,549,286	$1,326,181
Short-term advances from Federal Home Loan Bank (“FHLB”)	$50,000	$13,079	$—	$15,500	$6,500
Repurchase agreements	$6,121	$6,840	$—	$—	$—
Accrued interest payable	$5,292	$6,047	$3,952	$2,488	$1,931
Long-term advances from FHLB	$3,366	$3,533	$—	$—	$—
Senior long-term debt	$42,366	$48,558	$19,838	$22,774	$22,100
Junior subordinated debentures	$14,777	$14,737	$14,700	$14,664	$14,630
Other liabilities	$6,247	$5,374	$1,815	$1,735	$5,255
Total liabilities	$2,294,487	$1,951,181	$1,669,927	$1,606,447	$1,376,597
Shareholders’ equity	$178,591	$166,035	$147,284	$143,983	$124,349
Common shareholders’ equity	$178,591	$166,035	$147,284	$143,983	$124,349
Performance Ratios and Other Data:
Return on average assets	0.87%	0.76%	0.82%	0.71%	0.97%
Return on average common equity	11.36%	8.99%	9.98%	8.59%	11.18%
Return on average tangible assets(1)	0.90%	0.78%	0.85%	0.73%	0.98%
Return on average tangible common equity(1)	13.08%	9.68%	10.77%	9.15%	11.64%
Net interest margin	3.35%	3.41%	3.41%	3.33%	3.39%
Average loans to average deposits	81.25%	78.59%	75.39%	72.23%	68.57%
Efficiency ratio(2)	58.95%	67.48%	69.46%	62.64%	56.85%
Efficiency ratio (excluding amortization of intangibles and securities transactions)(2)	68.44%	66.77%	66.63%	63.38%	60.19%
Full time equivalent employees (year-end)	429	431	346	338	293
Loan to deposit ratio	85.13%	82.32%	75.19%	74.16%	71.55%
Dividend payout ratio	30.68%	40.74%	39.65%	44.34%	34.56%

(Footnotes follow on next page)

	At or For the Years Ended December 31,
	2020	2019	2018	2017	2016
(in thousands except for % and share data)
Capital Ratios:
Average shareholders’ equity to average assets	7.62%	8.42%	8.20%	8.31%	8.63%
Average tangible equity to average tangible assets(3)	6.86%	8.02%	7.86%	8.01%	8.44%
Common shareholders’ equity to total assets	7.22%	7.84%	8.10%	8.23%	8.28%
Tangible common equity to tangible assets(3)	6.51%	6.99%	7.79%	7.87%	8.10%
Tier 1 leverage capital ratio(4)	8.58%	10.44%	9.79%	9.88%	9.88%
Common equity tier 1 capital ratio(4)	10.97%	11.96%	12.20%	12.39%	12.05%
Total risk-based capital ratio(4)	12.22%	12.61%	12.97%	13.07%	12.99%
Income Data:
Interest income	$100,684	$91,643	$78,390	$67,546	$58,532
Interest expense	$26,017	$29,966	$21,366	$14,393	$10,140
Net interest income	$74,667	$61,677	$57,024	$53,153	$48,392
Provision for loan losses	$14,877	$4,860	$1,354	$3,822	$3,705
Noninterest income (excluding securities transactions)	$8,989	$8,456	$7,110	$6,943	$5,656
Securities (losses) gains	$14,791	$(157)	$(1,830)	$1,397	$3,799
Noninterest expense	$58,033	$47,219	$43,275	$38,521	$32,885
Earnings before income taxes	$25,537	$17,897	$17,675	$19,150	$21,257
Net income	$20,318	$14,241	$14,213	$11,751	$14,093
Net income available to common shareholders	$20,318	$14,241	$14,213	$11,751	$14,093
Net interest income after provisions for loan losses	$59,790	$56,817	$55,670	$49,331	$44,687
Income tax expense	$5,219	$3,656	$3,462	$7,399	$7,164
Per Common Share Data:
Net earnings	$2.09	$1.47	$1.47	$1.24	$1.53
Cash dividends paid	$0.64	$0.60	$0.58	$0.54	$0.53
Book value	$18.33	$17.04	$15.20	$14.86	$13.51
Tangible book value(5)	$16.41	$15.05	$14.57	$14.17	$13.18
Dividend payout ratio	30.68%	40.74%	39.65%	44.34%	34.56%
Weighted average number of shares outstanding	9,741,253	9,695,131	9,687,123	9,468,145	9,205,635
Number of shares outstanding	9,741,253	9,741,253	9,687,123	9,687,123	9,205,635
Asset Quality Ratios:
Non-performing assets to total assets	1.25%	1.04%	0.55%	0.84%	1.48%
Non-performing assets to total loans	1.68%	1.44%	0.82%	1.28%	2.34%
Non-performing loans to total loans	1.55%	1.12%	0.73%	1.17%	2.30%
Loan loss reserve to non-performing assets	79.33%	49.86%	107.48%	62.88%	50.04%
Net charge-offs to average loans	0.08%	0.36%	(0.02)%	0.54%	0.23%
Provision for loan loss to average loans	0.89%	0.37%	0.12%	0.36%	0.42%
Allowance for loan loss to total loans	1.33%	0.72%	0.88%	0.80%	1.17%

(1)

Return on average tangible assets and return on average tangible common equity are non-GAAP financial measures. Return on average tangible assets is calculated by dividing our net income by our average total assets, less goodwill and acquisition intangibles. Return on average tangible equity is calculated by dividing our net income by our average common shareholders’ equity, less preferred equity, goodwill and acquisition intangibles. We believe that the most directly comparable GAAP financial measures are return on average assets and return on average common equity. See below for our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures under “Summary of Selected Historical Consolidated Financial Data—GAAP Reconciliation of Non-GAAP Financial Measures.”

(2)

Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income. We calculate both a GAAP and a non-GAAP efficiency ratio. The GAAP-based efficiency ratio is noninterest expense divided by net interest income plus noninterest income. Our non-GAAP efficiency ratio makes adjustments for amortization of intangibles and realized gains and losses on the sale of investment securities. See below for our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures under “Summary of Selected Historical Consolidated Financial Data—GAAP Reconciliation of Non-GAAP Financial Measures.”

(3)

We calculate tangible common equity as total shareholders’ equity less preferred stock, goodwill and acquisition intangibles, principally core deposit intangibles, net of accumulated amortization, and we calculate tangible assets as total assets less goodwill and acquisition intangibles, principally core deposit intangibles. Tangible common equity to tangible assets is a non-GAAP financial measure, and, as we calculate tangible common equity to tangible assets, the most directly comparable GAAP financial measure is total shareholders’ equity to total assets. See below for our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures under “Summary of Selected Historical Consolidated Financial Data—GAAP Reconciliation of Non-GAAP Financial Measures.”

(4)	Regulatory capital ratios are presently on a bank-only basis (First Guaranty Bank).

(5)

We calculate tangible book value per common share as total shareholders’ equity less preferred stock, goodwill and acquisition intangibles, principally core deposit intangibles, net of accumulated amortization at the end of the relevant period, divided by the outstanding number of shares of our common stock at the end of the relevant period. Tangible book value per common share is a non-GAAP financial measure, and, as we calculate tangible book value per common share, the most directly comparable GAAP financial measure is book value per common share. See below for our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures under “Summary of Selected Historical Consolidated Financial Data—GAAP Reconciliation of Non-GAAP Financial Measures.”

GAAP Reconciliation of Non-GAAP Financial Measures

Our accounting and reporting policies conform to accounting principles generally accepted in the United States, or GAAP, and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional metrics. Tangible book value per share and the ratio of tangible equity to tangible assets are not financial measures recognized under GAAP and, therefore, are considered non-GAAP financial measures.

Our management, banking regulators, many financial analysts and other investors use these non-GAAP financial measures to compare the capital adequacy of banking organizations with significant amounts of preferred equity and/or goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions. Tangible equity, tangible assets, tangible book value per share or related measures should not be considered in isolation or as a substitute for total shareholders’ equity, total assets, book value per share or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate tangible equity, tangible assets, tangible book value per share and any other related measures may differ from that of other companies reporting measures with similar names.

The following table reconciles, as of the dates set forth below, shareholders’ equity (on a GAAP basis) to tangible equity and total assets (on a GAAP basis) to tangible assets and calculates our tangible book value per share.

	At December 31,
	2020	2019	2018	2017	2016
(in thousands except for share data and %)
Tangible Common Equity
Total shareholders’ equity	$178,591	$166,035	$147,284	$143,983	$124,349
Adjustments:
Preferred	—	—	—	—	—
Goodwill	12,900	12,942	3,472	3,472	1,999
Acquisition intangibles	5,815	6,527	2,704	3,249	978
Tangible common equity	$159,876	$146,566	$141,108	$137,262	$121,372
Common shares outstanding	9,741,253	9,741,253	9,687,123	9,687,123	9,205,635
Book value per common share	$18.33	$17.04	$15.20	$14.86	$13.51
Tangible book value per common share	$16.41	$15.05	$14.57	$14.17	$13.18
Tangible Assets
Total Assets	$2,473,078	$2,117,216	$1,817,211	$1,750,430	$1,500,946
Adjustments:
Goodwill	12,900	12,942	3,472	3,472	1,999
Acquisition intangibles	5,815	6,527	2,704	3,249	978
Tangible Assets	$2,454,363	$2,097,747	$1,811,035	$1,743,709	$1,497,969
Tangible common equity to tangible assets	6.51%	6.99%	7.79%	7.87%	8.10%

The efficiency ratio is generally used by financial analysts and investment bankers to evaluate financial institutions. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income. We calculate a non-GAAP efficiency ratio by dividing noninterest expense by the sum of net interest income and noninterest income, excluding amortizations of intangibles and securities transactions.

The following table reconciles, as of the dates set forth below, our efficiency ratio to the GAAP-based efficiency ratio:

	For the Year Ended December 31,
	2020	2019	2018	2017	2016
(in thousands except for share data and %)
GAAP-based efficiency ratio	58.95%	67.48%	69.46%	62.64%	56.85%
Noninterest expense	$58,033	$47,219	$43,275	$38,521	$32,885
Amortization of intangibles	711	390	545	432	320
Noninterest expense, excluding amortization	57,322	46,829	42,730	38,089	32,565
Net interest income	74,667	61,677	57,024	53,153	48,392
Noninterest income	23,780	8,299	5,280	8,340	9,455
Adjustments:
Securities transactions	14,691	(157)	(1,830)	1,397	3,739
Noninterest income, excluding securities transactions	$9,089	$8,456	$7,110	$6,943	$5,716
Non-GAAP efficiency ratio	68.44%	66.77%	66.63%	63.38%	60.19%

RISK FACTORS

An investment in the depositary shares is subject to certain risks. This prospectus supplement does not describe all of those risks. Before you decide whether an investment in the depositary shares is suitable for you, you should carefully consider the risks described below relating to the COVID-19 pandemic and this offering as well as the risk factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, in addition to the other information in this prospectus supplement and the accompanying prospectus, including our other filings that are incorporated by reference into this prospectus supplement or the accompanying prospectus. See “Where to Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus for discussions of these other filings. The prospectus is qualified in its entirety by those risk factors.

Risks Related to the COVID-19 Pandemic

The economic impact of the COVID-19 outbreak could adversely affect our financial condition and results of operations and our ability to execute on our growth strategies.

The COVID-19 pandemic has caused significant economic dislocation in the United States, including a slow-down in economic activity and a related increase in unemployment. Since the COVID-19 outbreak, millions of individuals have filed claims for unemployment. In response to the COVID-19 outbreak, the Federal Open Market Committee has reduced the benchmark fed funds rate to a target range of 0% to 0.25%, and the yields on 10 and 30-year treasury notes have declined to historic lows. Various state governments and federal agencies have required lenders to provide forbearance and other relief to borrowers (e.g., waiving late payment and other fees). The federal banking agencies have encouraged financial institutions to prudently work with affected borrowers and passed legislation has provided relief from reporting loan classifications due to modifications related to the COVID-19 outbreak.

The spread of the coronavirus has caused us to significantly modify our business practices, including business operating hours and delivery methods, as well as employee travel, employee work locations, and cancellation of physical participation in meetings, events and conferences. These changes, as well as adverse economic conditions, could cause us not to be able to execute on our growth strategies.

Given the ongoing and dynamic nature of the circumstances, it is difficult to predict the full impact of the COVID-19 outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including the effectiveness and the speed of the distribution of the COVID-19 vaccines, the relaxation of government measures enacted in response to COVID-19, and when and how the economy may be reopened. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations:

●	demand for our products and services may decline, making it difficult to execute on our strategic initiatives related to growing assets and earnings;

●

if the economy is unable to substantially reopen, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income;

●	collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase;

●	our allowance for loan losses may have to be increased if borrowers experience financial difficulties beyond forbearance periods, which will adversely affect our net income;

●	the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us;

●

as the result of the decline in the target federal funds rate to near 0%, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities, reducing our net interest margin and spread and reducing net income;

●	a material decrease in net income or a net loss over several quarters could result in a decrease or elimination of our quarterly cash dividend;

●	our cyber security risks and data protection measures are increased as the result of an increase in the number of employees working remotely;

●	we rely on third party vendors for certain services and the unavailability of a critical service due to the COVID-19 outbreak could have an adverse effect on us;

●	FDIC premiums may increase if the agency experiences additional resolution costs; and

●	internal controls as designed may not prove effective, to the extent procedures are modified as a result of remote work locations.

Any one or a combination of the factors identified above could negatively impact our business, financial condition and results of operations and prospects.

Risks Related to the Preferred Stock and the Related Depositary Shares

You are making an investment decision about the depositary shares as well as our Preferred Stock.

As described in this prospectus supplement, we are issuing depositary shares representing proportional interests in shares of our Preferred Stock. The depositary will rely solely on the dividend payments on the Preferred Stock it receives from us to fund all dividend payments on the depositary shares. You should review carefully the information in this prospectus supplement regarding our depositary shares and the Preferred Stock.

The Preferred Stock ranks junior to all of our existing and future indebtedness and other liabilities and is effectively subordinated to all indebtedness and other liabilities of our subsidiaries.

The shares of the Preferred Stock are equity interests and do not constitute indebtedness. This means that the Preferred Stock will rank junior to all of our indebtedness and to other non-equity claims on us and our assets available to satisfy claims on us, including claims in our liquidation. Our existing and future indebtedness may restrict payment of dividends on the Preferred Stock. As of March 31, 2021, our total consolidated liabilities were approximately $2.4 billion, and we may incur additional indebtedness in the future to increase our capital resources. Additionally, if our capital ratios fall below minimum ratios required by the Federal Reserve, we could be required to raise additional capital by making additional offerings of debt securities, including medium-term notes, senior or subordinated notes, or other applicable securities. The Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below in “Risk Factors—Holders of the Preferred Stock will have limited voting rights.” In addition, our existing subsidiaries are, and any future subsidiaries would be, separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Preferred Stock. Accordingly, the Preferred Stock is effectively subordinated to all existing and future indebtedness and other liabilities of our existing subsidiaries and any future subsidiaries, which include the depositors of First Guaranty Bank.

Dividends on the Preferred Stock are discretionary and non-cumulative.

Dividends on the Preferred Stock are discretionary and non-cumulative. Consequently, if our board of directors does not authorize and declare full dividends for any dividend period prior to the related dividend payment date, holders of the Preferred Stock will not be entitled to receive any unpaid dividends for that dividend period, and the unpaid dividend will cease to accrue and be payable. We will have no obligation to pay dividends accumulated for a dividend period after the dividend payment date for that period if our board of directors or a duly authorized committee of our board of directors has not authorized and declared a dividend before the related dividend payment date, whether or not dividends on the Preferred Stock or any other class or series of our preferred stock or our common stock are authorized and declared for any future dividend period.

Investors should not expect us to redeem the Preferred Stock on the date it becomes redeemable at our election or on any particular date after it becomes redeemable at our election.

The Preferred Stock is a perpetual equity security. This means that it has no maturity or mandatory redemption date and is not redeemable at the option of investors, including the holders of the depositary shares. The Preferred Stock may be redeemed by us at our option, either in whole or in part, on any dividend payment date on or after                       , 2026 or, in whole but not in part, following the occurrence of certain regulatory events, each as described below under “Description of the Preferred Stock—Redemption.” Any decision we may make at any time to propose a redemption of the Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our shareholders’ equity, applicable law and general market conditions at that time.

Our right to redeem the Preferred Stock is subject to limitations. Under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock is subject to prior approval of the Federal Reserve. We cannot assure you that the Federal Reserve will approve any redemption of the Preferred Stock that we may propose.

Holders of the Preferred Stock will have limited voting rights.

Holders of the Preferred Stock will have no voting rights with respect to matters that generally require the approval of voting shareholders. Holders of the Preferred Stock will have voting rights only as specifically required by the terms of the Preferred Stock and by applicable law, as described below under “Description of the Preferred Stock—Voting Rights” and “Description of the Preferred Stock—Other Voting Rights.” Holders of depositary shares must act through the depositary to exercise any voting rights of the Preferred Stock.

Our ability to pay dividends depends upon the results of operations of our subsidiaries.

We are a holding company that conducts substantially all of our operations through our bank and non-bank subsidiaries. As a result, our ability to make dividend payments on the Preferred Stock will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. If we do not receive sufficient cash dividends and other distributions from our subsidiaries, it is unlikely that we will have sufficient funds to make dividend payments on the Preferred Stock.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to provide us with funds to make dividend payments on the Preferred Stock, whether by dividends, distributions, loans or other payments. In addition, any dividend payments, distributions, loans or advances to us by our subsidiaries in the future will require the generation of future earnings by our subsidiaries and may require regulatory approval. There are state and federal statutory and regulatory limitations on the payment of dividends by First Guaranty Bank to us, as well as by us to our shareholders. If First Guaranty Bank is unable to make dividend payments to us and sufficient capital is not otherwise available, we may not be able to make dividend payments on the Preferred Stock.

In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise will generally be subject to the prior claims of creditors of that subsidiary.

Your ability as a holder of the depositary shares representing the Preferred Stock to benefit indirectly from that distribution also will be subject to these prior claims. As a result, the Preferred Stock will be structurally subordinated to all existing and future liabilities and obligations of our subsidiaries, including deposits. You should look only to our assets as the source of payment for the depositary shares representing the Preferred Stock.

Our ability to pay dividends on the Preferred Stock, and therefore your ability to receive distributions on the depositary shares, may be limited by federal regulatory considerations.

As a bank holding company, our ability to pay dividends on the Preferred Stock is subject to laws, regulations and guidelines of the Federal Reserve related to capital adequacy. We intend to treat the Preferred Stock as “Additional Tier 1 capital” under these rules and guidelines. Additionally, pursuant to federal law and Federal Reserve regulations, as a bank holding company, we are required to act as a source of financial and managerial strength to First Guaranty Bank and commit resources to its support, including, without limitation, the guarantee of its capital plans if it is undercapitalized. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay dividends on the Preferred Stock on one or more of the scheduled payment dates, or at any other time, or any such payment may require the prior approval of the Federal Reserve.

If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, then the bankruptcy trustee would be deemed to have assumed and would be required to cure immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of First Guaranty Bank, and to any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims including the Preferred Stock and related depositary shares.

An active trading market for the Preferred Stock and the related depositary shares does not exist and may not develop and the market price and liquidity of the depositary shares may be adversely affected.

The Preferred Stock and the related depositary shares are new issues of securities with no established trading market. We have filed an application for the listing of the depositary shares representing proportional interests in our Preferred Stock on NASDAQ. However, we cannot be certain that the depositary shares will qualify for listing. If they do not qualify for listing, or if an active trading market does not develop, you may have difficulty selling any of the depositary shares representing proportional interests in our Preferred Stock. We cannot predict the extent to which investor interest in the depositary shares will lead to the development of an active trading market on NASDAQ, any other national securities exchange or otherwise, or how liquid that market might become. If an active, liquid market does not develop for the depositary shares, the market price and liquidity of the depositary shares may be adversely affected.

The depositary shares have not been rated.

The Preferred Stock and the depositary shares have not been rated, and we are under no obligation to seek or maintain a rating from any rating agency with respect to the securities. One or more rating agencies may independently decide to assign a rating to the depositary shares or we may elect to obtain a rating of the depositary shares in the future. Furthermore, we may elect to issue other securities for which we may seek to obtain a rating. If any ratings are assigned to the depositary shares in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for, or the market value of, the depositary shares.

Ratings reflect the views of the issuing rating agency or agencies, and such ratings could at any time be revised downward, placed on negative outlook or withdrawn entirely at the discretion of the issuing rating agency or agencies. Furthermore, a rating is not a recommendation to purchase, sell or hold any particular security, including the depositary shares. Ratings do not reflect market prices or the suitability of a security for a particular investor, and any future rating of the depositary shares may not reflect all risks related to us and our business, or the structure or market value of the depositary shares.

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares.

There can be no assurance about the market prices for the depositary shares. Several factors, many of which are beyond our control, will influence the market prices of the depositary shares. Future trading prices of the depositary shares will depend on many factors, including:

●	whether dividends have been declared or are likely to be declared on the Preferred Stock from time to time;

●	our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

●	our creditworthiness;

●	changes in financial estimates or recommendations by securities analysts with respect to us, our competitors or our industry;

●	our issuance of additional preferred equity or debt securities;

●	prevailing interest rates;

●	economic, financial, geopolitical, regulatory or judicial events affecting us or the financial markets generally;

●	the continued impact of the COVID-19 pandemic; and

●	the market for similar securities.

Accordingly, the depositary shares may trade at a discount to the price per share originally paid for such shares, whether in this offering or in the secondary market.

Holders of depositary shares may be unable to use the dividends-received deduction.

Distributions paid to corporate U.S. holders of the depositary shares may be eligible for the dividends-received deduction if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future taxable years for the distributions on the Preferred Stock to qualify, in whole or in part, as dividends for U.S. federal income tax purposes. See “Certain Material U.S. Federal Income Tax Considerations.” There may also be future changes in tax law that impact the availability of the dividends-received deduction. If any distributions on the Preferred Stock with respect to any taxable year are not eligible for the dividends-received deduction because of insufficient current or accumulated earnings and profits or otherwise, the market value of the depositary shares may decline.

Additional issuances of preferred stock or securities convertible into preferred stock may further dilute existing holders of depositary shares.

We may, in the future, determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional shares of preferred stock, securities convertible into or exchangeable for shares of preferred stock, or preferred stock-equivalent securities. Our articles of incorporation, subject to limitations prescribed in such articles and subject to limitations prescribed by Louisiana law, authorizes the board of directors, from time to time by resolution and without further shareholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the preferences and other rights of the shares and to fix the qualifications, limitations and restrictions thereof. As a result of its broad discretion with respect to the creation and issuance of preferred stock without shareholder approval, the board of directors could authorize the issuance of a class or series of preferred stock that may have voting rights, dividend rights, and preferences on parity with or senior to our Preferred Stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. Though the approval of a supermajority of the holders of Preferred Stock will be needed to issue any equity security ranking above the Preferred Stock, we may issue additional shares of preferred stock (either on a stand-alone basis or linked with depositary shares) that rank on parity with our Preferred Stock without any shareholder approval, up to the remaining number of authorized, but unissued shares of preferred stock. If we issue preferred stock in the future that has a preference over or ranks on parity with our Preferred Stock with respect to the payment of dividends or upon liquidation, or if we issue preferred stock with voting rights that dilute the voting power of the Preferred Stock, the rights of holders of our depositary shares or the market price of our depositary shares could be adversely affected. The market price of our depositary shares could decline as a result of sales of Preferred Stock made after this offering or other offerings, as well as other sales of a large block of depositary shares or similar securities in the market thereafter, or the perception that such sales could occur. We may need to increase our authorized capital in order to raise such equity capital.

Our management has broad discretion over the use of proceeds from this offering.

Our management has significant flexibility in applying the proceeds that we receive from this offering. Although we have indicated our intent to use the proceeds from this offering for general corporate purposes including working capital, and the funding of organic growth or potential acquisitions, the proceeds of this offering may be used in a manner that does not generate a favorable return for us. In addition, if we use the funds to acquire other businesses, there can be no assurance that any business we acquire would be successfully integrated into our operations or otherwise perform as expected.

CAPITALIZATION

The following table sets forth our capitalization on a consolidated basis, and certain bank-level regulatory capital ratios, as of December 31, 2020 (i) on an actual basis and (ii) on an as-adjusted basis to give effect to this offering.

This information should be read together with the financial and other data in this prospectus supplement as well as the audited consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Conditions and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus supplement and accompanying prospectus.

	December 31, 2020 (actual)	As adjusted for this offering(1)
Cash and Cash Equivalents	$299,605	$
Liabilities
Deposits	$2,166,318		$2,166,318
Short-term advances from Federal Home Loan Bank (“FHLB”)	50,000		50,000
Repurchase agreements	6,121		6,121
Accrued interest payable	5,292		5,292
Long-term advances from FHLB	3,366		3,366
Senior long-term debt	42,366		42,366
Junior subordinated debentures	14,777		14,777
Other liabilities	6,247		6,247
Total Liabilities	$2,294,487		$2,294,487
Shareholders’ Equity
Preferred stock, par value $1,000 per share, $1,000 liquidation preference, no shares issued and outstanding actual and shares issued and outstanding as adjusted	$—	$
Common stock, par value $1.00 per share, 100,600,000 shares issued and 9,741,253 shares outstanding	9,741		9,741
Surplus	110,836
Retained earnings	57,367		57,367
Accumulated other comprehensive income (loss)	647		647
Total liabilities and shareholders’ equity	$2,473,078	$
Capital Ratios:
Tangible equity/tangible assets(2)	6.51%		%
Tier 1 leverage capital ratio(3)(4)	8.58%		9.40%
Common equity tier 1 capital ratio(3)(4)	10.97%		12.02%
Tier 1 risk-based capital ratio(3)(4)	10.97%		12.02%
Total risk-based capital ratio(3)(4)	12.22%		13.27%

(1)	Excluding the impact of the underwriter exercising its option to purchase additional depositary shares.

(2)

This is a non-GAAP measure. For a reconciliation of this measure to a comparable GAAP financial measure, please see “Summary of Selected Historical Consolidated Financial Data—GAAP Reconciliation of Non-GAAP Financial Measures” and “Capitalization—GAAP Reconciliation of Non-GAAP Financial Measures.”

(3)	Regulatory capital ratios presented on a bank-only basis (First Guaranty Bank).

(4)	As adjusted column assumes $20 million of the proceeds from this offering will be contributed by us to First Guaranty Bank.

GAAP Reconciliation of Non-GAAP Financial Measures

	December 31, 2020 (actual)	As adjusted for this offering
Calculation of tangible equity/tangible assets
Total shareholders’ equity	$178,591	$
Less goodwill	12,900		12,900
Less acquisition intangible	5,815		5,815
Tangible equity	$159,876	$
Total assets	2,473,078
Less goodwill	12,900		12,900
Less acquisition intangible	5,815		5,815
Tangible assets	$2,454,363	$
Tangible equity/tangible assets	6.51%			%

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $                 million, after deducting underwriting discounts and commissions and our estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital and the funding of organic growth or potential acquisitions.

Our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.

DESCRIPTION OF THE PREFERRED STOCK

The following description summarizes the material terms of the Preferred Stock and supplements the description of the general terms and provisions of our preferred stock set forth under “Description of Preferred Stock” beginning on page 17 of the accompanying prospectus. This summary does not purport to be complete and is qualified in its entirely by reference to the relevant sections of our Restated Articles of Incorporation, as amended (our “articles of incorporation”), which we have previously filed with the SEC, and the articles of amendment to our articles of incorporation (the “articles of amendment”), which will be included as an exhibit to documents that we file with the SEC. If any information regarding the Preferred Stock contained in our articles of incorporation or the articles of amendment are inconsistent with the information in this prospectus supplement or the accompanying prospectus, the information in our articles of incorporation, as amended, or the articles of amendment, as applicable, will apply and supersede information in this prospectus supplement and the accompanying prospectus.

For purposes of this section, references to “we,” “us,” and “our” include only First Guaranty Bancshares, Inc. and not any of our subsidiaries.

General

We are authorized to issue up to 100,000 shares of preferred stock, par value $1,000 per share. Subject to limitations prescribed in our articles of incorporation and subject to limitations prescribed by Louisiana law, the board of directors is authorized, from time to time by resolution and without further shareholder action, to divide the authorized and unissued shares by, among other things, providing for the issuance of shares of preferred stock, in one or more series, and to fix the preferences, rights and limitations of the shares and to fix the qualifications, limitations and restrictions thereof. Pursuant to such authority, the board of directors has authorized the issuance of the Preferred Stock. When issued, the Preferred Stock will constitute a single series of our preferred stock, consisting of up to                               shares, par value $1,000 per share. The holders of the Preferred Stock will have no preemptive or conversion rights. All of the shares of the Preferred Stock, when issued and paid for, will be validly issued, fully paid and non-assessable.

The Preferred Stock will rank, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (1) senior to our common stock and each other class or series of capital stock we may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Preferred Stock as to dividend and distribution rights and rights on liquidation, dissolution and winding-up of the Corporation (collectively, the “junior stock”) and (2) on a parity with, or equally to, each class or series of preferred stock we may issue in the future the terms of which expressly provide that such class or series will rank on a parity with, or equally to, the Preferred Stock as to dividend rights and distribution rights and rights on liquidation, dissolution and winding-up of the Corporation (collectively, the “parity stock”).

We will not be entitled to issue any class or series of our capital stock, the terms of which provide that such class or series will rank senior to the Preferred Stock as to payment of dividends or distribution of assets upon our liquidation, dissolution or winding-up, without the approval of the holders of at least two-thirds of the shares of our Preferred Stock then outstanding and any class or series of parity stock upon which like voting rights have been conferred and are exercisable and are then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series. See “—Other Voting Rights.”

We may re-open this series and issue additional shares of Preferred Stock and related depositary shares either through public or private sales at any time and from time to time. The additional shares of Preferred Stock and related depositary shares would be deemed to form a single series with the Preferred Stock and the depositary shares, respectively, offered by this prospectus supplement. In the event that we issue additional shares of the Preferred Stock and the related depositary shares after the original issue date, any dividends on such additional shares will accrue from the issue date of such additional shares.

Dividends

Dividends on the Preferred Stock will accrue and be payable when, as and if authorized and declared by our board of directors out of legally available funds, on a non-cumulative basis, on the $1,000 per share liquidation preference, at a rate equal to              % per annum for each quarterly dividend period from the issue date.

Dividends will be paid quarterly, in arrears on               ,             ,              and                  of each year commencing on             , 2021 (each, a “dividend payment date”), with respect to the dividend period, or portion thereof, ending on the day preceding the respective dividend payment date. A “dividend period” means each period commencing on (and including) a dividend payment date and continuing to (but not including) the next succeeding dividend payment date, except that the first dividend period for the initial issuance of the Preferred Stock will commence upon the issue date. Each dividend will be payable to holders of record as they appear on our share transfer records at the close of business on the 15th day of the month immediately preceding the month in which the relevant dividend payment date occurs or such other date, not exceeding 30 days or less than 15 days before the applicable dividend payment date, as shall be fixed by our board of directors.

Dividends on the Preferred Stock offered hereby will accrue from the issue date, which is expected to be                   , 2021.

If a dividend payment date is not a business day, then such date will nevertheless be a dividend payment date but dividends on the Preferred Stock, when, as and if declared, will be paid on the next succeeding business day (without adjustment in the amount of the dividend per share of the Preferred Stock).

Dividends payable on the Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months.

A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or executive order to close in New York, New York.

Dividends on the Preferred Stock will be non-cumulative. If for any reason our board of directors does not authorize and declare cash dividends on the Preferred Stock for a dividend period (or if less than full dividends for any dividend period are authorized and declared), we will have no obligation to pay any dividends or any additional dividends, as applicable, for that period, whether or not our board of directors authorizes and declares dividends on the Preferred Stock for any subsequent dividend period.

We are not obligated to and will not pay holders of the Preferred Stock any interest or sum of money in lieu of interest on any dividend not paid on a dividend payment date. We are also not obligated to and will not pay holders of the Preferred Stock any dividend in excess of the dividends on the Preferred Stock that are payable as described above.

As a bank holding company, our ability to pay dividends on the Preferred Stock also is subject to laws, as well as regulations and policies of the Federal Reserve, related to capital adequacy and serving as a source of financial strength to First Guaranty Bank. As a result, we may be unable to pay dividends on the Preferred Stock on one or more of the scheduled payment dates, or at any other time, or any such payment may require the prior approval of the Federal Reserve.

There is no sinking fund with respect to dividends.

Dividend Stopper

In addition, if full dividends on all outstanding shares of the Preferred Stock for the most recently completed dividend period have not been authorized, declared and paid or set aside for payment, we will be prohibited from declaring or paying dividends (other than a dividend payable solely in junior stock) with respect to, or redeeming, purchasing or acquiring any of, our junior stock during the next succeeding dividend period, other than:

●

redemptions, purchases or other acquisitions of junior stock in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan;

●

any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto; and

●	conversions into or exchanges for other junior stock and cash solely in lieu of fractional shares of the junior stock.

If dividends for any dividend payment date are not paid in full on the shares of the Preferred Stock and there are issued and outstanding shares of parity stock for which such dividend payment date is also a scheduled dividend payment date, then all dividends declared on shares of the Preferred Stock and such parity stock on such date shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full dividends (or equivalent) per share on the shares of the Preferred Stock and all such parity stock otherwise payable on such date (subject to their having been authorized by the board of directors and declared by us out of legally available funds and including, in the case of any such parity stock that bear cumulative dividends, all accumulated but unpaid dividends) shall bear to each other.

Maturity

The Preferred Stock does not have a maturity date, and we are not required to redeem the Preferred Stock. Accordingly, the Preferred Stock and related depositary shares will remain outstanding indefinitely, unless and until we decide to redeem it.

Redemption

The Preferred Stock will be redeemable, in whole or in part, from time to time, at our option on any dividend payment date on or after                   , 2026 at a redemption price equal to the liquidation preference, plus any declared and unpaid dividends, without accumulation for undeclared dividends. Neither the holders of Preferred Stock nor the holders of depositary shares will have the right to require the redemption or repurchase of the Preferred Stock.

Redemption upon a Regulatory Capital Treatment Event

The Preferred Stock will be redeemable, in whole but not in part, within 90 days following a regulatory capital treatment event at a redemption price equal to the liquidation preference, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. A “regulatory capital treatment event” means our good-faith determination that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other appropriate federal bank regulatory agencies) that is enacted or becomes effective after the initial issuance of any share of Preferred Stock; (ii) any proposed change in those laws, rules or regulations that is announced after the initial issuance of any share of Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations that is announced after the initial issuance of any share of Preferred Stock, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of the shares of the Preferred Stock then outstanding as “Additional Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy standards of Federal Reserve Regulation Q, 12 C.F.R. Part 217 (or, as and if applicable, the successor capital adequacy guidelines, rules or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Preferred Stock is outstanding.

The Preferred Stock will not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Preferred Stock.

Redemption Procedures

If shares of the Preferred Stock are to be redeemed, notice of redemption shall be given by first class mail to the holders of record of the Preferred Stock to be redeemed, mailed at least 30 days and not more than 60 days before the date fixed for redemption (provided that, if the depositary shares are held in book-entry form through The Depositary Trust Company (“DTC”) we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

●	the redemption date;

●	the number of shares of Preferred Stock to be redeemed and, if less than all the shares of a holder are to be redeemed, the number of such shares to be redeemed;

●	the redemption price;

●	the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and

●	that dividends on the shares to be redeemed will cease to accrue on the redemption date.

If notice of redemption of any shares of the Preferred Stock has been duly given and if the funds necessary for such redemption have been deposited by us for the benefit of the holders of shares of the Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of the Preferred Stock, such shares of the Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any declared and unpaid dividends, without accumulation of any undeclared dividends. See “Description of the Depositary Shares” below for information about redemption of the depositary shares relating to the Preferred Stock.

In case of any redemption of only part of the shares of the Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata, by lot or in such other manner as we may determine to be equitable and permitted by the rules of DTC and any stock exchange on which the Preferred Stock or related depositary shares are listed. Subject to the provisions hereof, our board of directors shall have full power and authority to prescribe the terms and conditions upon which shares of the Preferred Stock shall be redeemed from time to time.

Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock is subject to prior approval by the Federal Reserve. See “Risk Factors—Risks Related to the Preferred Stock and the Related Depositary Shares.” Investors should not expect us to redeem the Preferred Stock on the date it becomes redeemable at our election or on any particular date after it becomes redeemable at our election. Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve (including any successor bank regulatory authority that may become our appropriate federal banking agency) and to the satisfaction of any conditions set forth in the capital standards, guidelines or regulations of the Federal Reserve (or another successor bank regulatory authority that may become our appropriate federal banking agency) applicable to redemption of the Preferred Stock.

Any notice of redemption, once given, shall be irrevocable.

Neither the holders of the Preferred Stock nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Preferred Stock.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of the Preferred Stock at the time outstanding will be entitled to receive liquidating distributions in the amount of $1,000 per share of the Preferred Stock (equivalent to $25 per depositary share), plus an amount equal to any declared but unpaid dividends thereon to and including the date of such liquidation without accumulation of any undeclared dividends, out of assets legally available for distribution to our shareholders, before any distribution of assets is made to the holders of our common stock or any other junior stock. After payment of the full amount of such liquidating distributions, the holders of the Preferred Stock will not be entitled to any further participation in any distribution of assets by us, and will have no right or claim to any of our remaining assets.

In the event that our assets available for distribution to shareholders upon any liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Preferred Stock and the corresponding amounts payable on any parity stock, the holders of the Preferred Stock and the holders of such other parity stock will share ratably in any distribution of our assets in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

For such purposes, our merger with or into any other entity, the merger of any other entity with or into us, our conversion into another entity, or the sale of all or substantially all of our property or business, will not be deemed to constitute our liquidation, dissolution, or winding-up.

Voting Rights

Except as indicated below and in “—Other Voting Rights,” or as otherwise provided by Louisiana law, the holders of the Preferred Stock will not have any voting rights.

If and when the dividends on the Preferred Stock or on any other class or series of our parity stock that has voting rights equivalent to those of the Preferred Stock, have not been declared and paid in full for at least six quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting our board of directors will be automatically increased by two. Holders of the Preferred Stock and the holders of all other classes and series of parity stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote for the election of the two additional directors, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, will be entitled to elect two additional members of our board of directors (the “Preferred Stock Directors”) at any annual or special meeting of shareholders at which directors are to be elected or any special meeting of the holders of the Preferred Stock and any parity stock for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause us to violate the corporate governance requirement of NASDAQ (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In addition, our board of directors shall at no time have more than two Preferred Stock Directors. Any Preferred Stock Director elected by the holders of Preferred Stock and the holders of any parity stock upon which like voting rights have been conferred may only be removed by a vote of the holders of a majority of the Preferred Stock then outstanding and all other classes and series of parity stock outstanding upon which like voting rights have been conferred and are exercisable and which are entitled to vote for the election of the two additional directors, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference (including, in the case of the Preferred Stock, the liquidation preference of $1,000 per share) of the outstanding shares of such class or series.

At any time after this voting power has vested as described above, our Secretary may, and upon the written request of holders of record of at least 20% of the outstanding shares of the Preferred Stock and such parity stock (addressed to the Secretary at our principal office) must, call a special meeting of the holders of Preferred Stock and such parity stock for the election of the Preferred Stock Directors; provided, however, that if such request is received less than 90 calendar days prior to the date fixed for the next annual or special meeting of the shareholders of the Corporation, such election shall be held at such next annual or special meeting. Notice for a special meeting will be given in a similar manner to that provided in our bylaws for a special meeting of the shareholders, which we will provide upon request, or as required by law. If our Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of shares of the Preferred Stock may (at our expense) call such meeting, upon notice as provided in our articles of incorporation and as described in this section, and for that purpose will have access to our share transfer records. The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of our shareholders unless they have been previously terminated as set forth below. In case any vacancy occurs among the Preferred Stock Directors, a successor will be elected by our board of directors to serve until the next annual meeting of the shareholders upon the nomination by the remaining Preferred Stock Director or if none remains in office, by the vote of the holders of record of the outstanding shares of Preferred Stock and all parity securities, voting as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

Whenever full dividends have been paid or set aside for payment on the Preferred Stock and any non-cumulative parity securities for at least twelve consecutive months and all dividends on any cumulative parity securities have been paid in full, then the right of the holders of the Preferred Stock and any parity security to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future dividend periods, but with the number of dividend periods in which dividends have not been declared and paid being deemed to have been reset to zero), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting our board of directors will be automatically reduced accordingly.

Except as otherwise expressly provided in the articles of amendment, the rules and procedures for calling and conducting any meeting of the holders of Preferred Stock (which may include meetings for which the holders of any parity stock upon which like voting rights have been conferred may attend and vote) (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents will be governed by any rules that our board of directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the articles of incorporation, our bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which the Preferred Stock is listed or traded at the time.

Other Voting Rights

So long as any shares of the Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by our articles of incorporation, our bylaws or applicable Louisiana law, the vote or consent of the holders of at least two-thirds of the outstanding shares of the Preferred Stock and any class or series of parity securities upon which like voting rights have been conferred and are exercisable and are then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

●

Any amendment of our articles of incorporation or bylaws to authorize, create or designate, or increase the authorized or designated amount of, any shares of any class or series of stock ranking senior to the Preferred Stock with respect to payment of dividends or distribution of assets on our liquidation, dissolution or winding-up, as well as any amendment of our articles of incorporation that would alter or change the voting powers, limitations, preferences or relative rights of the Preferred Stock so as to affect them adversely; provided that the amendment of the articles of incorporation so as to authorize or create, or to increase the authorized or designated amount of any shares of any class or series or any securities convertible into, or exercisable or exchangeable for, shares of any class or series of our stock ranking on a parity with or junior to the Preferred Stock with respect to dividends and in the distribution of assets on our liquidation, dissolution or winding-up, shall not be deemed to adversely affect the voting powers, limitations, preferences or relative rights of the Preferred Stock; or

●

Any binding share exchange or reclassification involving the Preferred Stock, or the sale, conveyance, exchange, or transfer of all or substantially all of our assets or business or any merger of us with or into any other corporation, unless, in each case, the shares of the Preferred Stock (i) remain outstanding following the transaction or (ii) are converted into or exchanged for preferred stock of the surviving or resulting entity (or comparable foreign entity) or any entity controlling such surviving entity and such new preferred stock have voting powers, preferences and special rights that are substantially identical to those of the Preferred Stock, taken as a whole.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required, all outstanding shares of the Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited by us for the benefit of the holders of shares of Preferred Stock to effect the redemption.

The holders of Preferred Stock shall have exclusive voting rights on any amendment to the articles of amendment that would alter only the contract rights, as expressly set forth in the articles of amendment, of the Preferred Stock, to the fullest extent permitted by the Louisiana Business Corporation Act, as amended.

Depositary

Zions Bancorporation, National Association will be the depositary for the shares of the Preferred Stock.

Transfer Agent, Registrar, and Paying Agent

Zions Bancorporation, National Association will act as initial transfer agent and registrar and as initial paying agent for the payment of dividends for the Preferred Stock.

Title

We and the transfer agent, registrar and paying agent may treat the registered holder of the Preferred Stock as the absolute owner of the Preferred Stock for the purpose of making payment and for all other purposes.

DESCRIPTION OF THE DEPOSITARY SHARES

The following description summarizes the material terms of the depositary shares and supplements the description of the general terms and provisions of the depositary shares set forth under “Description of Depositary Shares” beginning on page 20 of the accompanying prospectus. This summary does not purport to be complete and is qualified in its entirely by reference to the relevant sections of the deposit agreement and form of depositary receipt, which will be included as exhibits to documents that we file with the SEC. If any information regarding the depositary shares contained in the deposit agreement or form of depositary receipt is inconsistent with the information in this prospectus supplement or the accompanying prospectus, the information in the deposit agreement and form of depositary receipt, as applicable, will apply and supersede the information in this prospectus supplement and the accompanying prospectus.

For purposes of this section, references to “we,” “us,” and “our” include only First Guaranty Bancshares, Inc. and not any of our subsidiaries.

General

We are issuing depositary shares representing proportional fractional interests in shares of the Preferred Stock. Each depositary share represents a 1/40th interest in a share of our Preferred Stock, and will be evidenced by depositary receipts. We will deposit the underlying shares of the Preferred Stock with a depositary pursuant to a deposit agreement among us and Zions Bancorporation, National Association, acting as depositary. The holders of depositary shares from time to time shall be deemed to be parties to the deposit agreement and shall be bound by all of the terms and conditions thereto by their acceptance of delivery of the depositary shares to the same extent as though they had executed the deposit agreement. Subject to the terms of the deposit agreement, each holder of the depositary shares will be entitled, through the depositary, to all the rights and preferences of the Preferred Stock, as applicable, in proportion to the applicable fraction of a share of Preferred Stock those depositary shares represent.

In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names on the books maintained by the depositary and not indirect holders who own beneficial interests in depositary shares registered in the street name, or issued in book-entry form through DTC. You should review the special considerations that apply to indirect holders described in “Book-Entry Procedures and Settlement.”

Immediately following the issuance of the Preferred Stock, we will deposit the Preferred Stock with the depositary, which will then issue the depositary shares to the underwriter. Copies of the forms of deposit agreement and the depositary receipt may be obtained from us upon request and in the manner described in the “Where To Find Additional Information” section of this prospectus supplement.

Dividends and Other Distributions

Each dividend payable on a depositary share will be in an amount equal to 1/40th of any dividend when, as and if declared by our board of directors on the related share of the Preferred Stock.

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of depositary shares relating to the underlying Preferred Stock in proportion to the number of depositary shares held by the holders. If we make a distribution other than in cash, the depositary will distribute any securities or property received by it to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that (after consultation with us) it is not feasible to make a distribution, in which case the depositary may, with our approval, adopt a method of distribution that it deems equitable and practicable, including the sale of the securities or property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Preferred Stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any depositary shares or the shares of the Preferred Stock until such taxes or other governmental charges are paid.

Redemption of Depositary Shares

If we redeem the Preferred Stock represented by the depositary shares, in whole or in part, as described above under “Description of the Preferred Stock—Redemption” and “Description of the Preferred Stock—Redemption upon a Regulatory Capital Treatment Event,” the depositary shares will be redeemed with the proceeds received by the depositary resulting from the redemption of the Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/40th of the redemption price per share payable with respect to the Preferred Stock (or $25 per depositary share), plus any declared and unpaid dividends, without accumulation of undeclared dividends.

Whenever we redeem shares of the Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing those shares of the Preferred Stock so redeemed. If fewer than all of the outstanding depositary shares are redeemed, the depositary will select the shares to be redeemed pro rata or by lot, or by any other equitable method, in each case as we may determine. The depositary will mail notice of redemption to record holders of the depositary receipts not less than 15 and not more than 60 days prior to the date fixed for redemption of the Preferred Stock and the related depositary shares (provided that, if the depositary shares are held in book-entry form through DTC, notice may be given in any manner permitted by DTC).

Voting the Preferred Stock

Because each depositary share represents a 1/40th interest in a share of the Preferred Stock, holders of depositary receipts will be entitled to 1/40th of a vote per depositary share under those limited circumstances in which holders of the Preferred Stock are entitled to a vote, as described above in “Description of the Preferred Stock—Voting Rights” and “Description of the Preferred Stock—Other Voting Rights.”

When the depositary receives notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Preferred Stock, may instruct the depositary to vote the amount of the Preferred Stock represented by the holder’s depositary shares. Insofar as practicable, the depositary will vote the amount of the Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing proportional interests in the Preferred Stock, it will not vote the amount of the Preferred Stock represented by such depositary shares.

Form and Notices

The Preferred Stock will be issued in registered form to the depositary, and the depositary shares will be issued in book-entry form through DTC, as described below in “Book-Entry Procedures and Settlement.” The depositary will forward to the holders of depositary shares all reports, notices, and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the Preferred Stock.

Preemptive and Conversion Rights

The holders of the depositary shares and the Preferred Stock do not have any preemptive or conversion rights.

Listing

We have applied to list the depositary shares on NASDAQ under the symbol “FGBIP.” If the application is approved, trading of the depositary shares on NASDAQ is expected to commence within 30 days after they are first issued.

Depositary, Dividend Disbursing Agent, Registrar and Redemption Agent

Zions Bancorporation, National Association will be the depositary, registrar and redemption agent, as well as the dividend disbursing agent for the depositary shares.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

We will issue the depositary shares under a book-entry system in the form of one or more global depositary receipts. We will register the global depositary receipts in the name of Cede & Co., as a nominee for DTC, or such other name as may be requested by an authorized representative of DTC. The global depositary receipts will be deposited with the depositary.

Following the issuance of the depositary shares in book-entry only form, DTC will credit the accounts of its participants with the depositary shares upon our instructions. DTC or its nominee will thus be the only registered holder of the depositary receipts representing the depositary shares and will be considered the sole owner of the depositary receipts for purposes of the deposit agreement.

Global depositary receipts may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. DTC has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants in DTC’s system include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s system also is available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we collectively call indirect participants. Persons that are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants. The rules applicable to DTC and its participants are on file with the SEC.

DTC has also advised us that, upon the issuance of the depositary receipts evidencing the depositary shares, it will credit, on its book-entry registration and transfer system, the depositary shares evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global depositary receipts will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global depositary receipts will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by DTC or its nominee (with respect to participants) and the records of participants and indirect participants (with respect to other owners of beneficial interests in the global depositary receipts).

Investors in the global depositary receipts that are participants may hold their interests therein directly through DTC. Investors in the global depositary receipts that are not participants may hold their interests therein indirectly through organizations that are participants in such system.

The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability of holders to transfer beneficial interests in depositary receipts to certain purchasers. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a global depositary receipt to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

So long as DTC or any successor depositary for a depositary receipt, or any nominee, is the registered holder of such depositary receipt, DTC or such successor depositary or nominee will be considered the sole owner or holder of the depositary shares represented by such depositary receipts for all purposes under the instruments governing the rights and obligations of holders of depositary shares. Except as set forth below, owners of beneficial interests in a depositary receipt will not be entitled to have depositary shares represented by such depositary receipt registered in their names, will not receive or be entitled to receive physical delivery of depositary shares or depositary receipts in definitive form, and will not be considered the owners or holders thereof for any purpose under the deposit agreement. Accordingly, each person owning a beneficial interest in a depositary receipt must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the deposit agreement. We understand that, under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in the depositary receipts desires to give any consent or take any action under the deposit agreement, DTC or any successor depositary would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.

Payment of dividends, if any, distributions upon liquidation, or other distributions with respect to the depositary shares that are registered in the name of or held by DTC or any successor depositary or nominee will be payable to DTC or such successor depositary or nominee, as the case may be, in its capacity as registered holder of the global depositary receipts representing the depositary shares. Under the terms of the deposit agreement, the depositary will treat the persons in whose names the depositary shares, including the depositary receipts, are registered as the owners of such securities for the purpose of receiving payments and for all other purposes. Consequently, neither we, nor any depositary, nor any agent of us or any such depositary will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the depositary receipts, for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests, or for any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

We have been advised by DTC that its current practice, upon receipt of any payment of dividends, distributions upon liquidation, or other distributions with respect to the depositary receipts, is to credit participants’ accounts with payments on the payment date, unless DTC has reason to believe it will not receive payments on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the relevant security as shown on the records of DTC. Payments by participants and indirect participants to owners of beneficial interests in the global depositary receipts held through such participants and indirect participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants or indirect participants, and will not be the responsibility of us, any depositary, nor any agent of us or of any such depositary. Neither we nor any such depositary or agent will be liable for any delay by DTC or by any participant or indirect participant in identifying the beneficial owners of the depositary shares, and we and any such depositary or agent may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

DTC has advised us that it will take any action permitted to be taken by a holder of depositary shares only at the direction of one or more participants to whose account DTC has credited the interests in the global depositary receipts and only in respect of such portion of the aggregate amount of the depositary shares as to which such participant or participants has or have given such direction.

Owners of beneficial interests in a global depositary receipt will not be entitled to receive physical delivery of the related depositary shares or any depositary receipts in certificated form and will not be considered the holders of the depositary shares or depositary receipts for any purposes under the instruments governing the rights and obligations of holders of depositary shares, and no depositary receipt will be exchangeable, except for another depositary receipt for the same number of depository shares to be registered in the name of DTC or a successor depositary or nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or indirect participant through which the beneficial owner owns its interest to exercise any rights of a holder under deposit agreement.

The information in this section, including any description of the operations and procedures of DTC, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty, or contract modification of any kind. The operations and procedures of DTC are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the depositary shares. The following discussion is based upon, and subject to, the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Department of the Treasury (the “Treasury”) regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, each as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly with retroactive effect, and any such change or interpretation could affect the continuing validity of this discussion. Tax laws are complex, and your individual circumstances may affect the tax consequences to you.

This discussion is for general information only and does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of that investor’s individual circumstances, nor does it address the effects of any state, local or non-U.S. tax laws, any tax treaty or any federal non-income tax consequences (such as gift or estate taxes or alternative minimum taxes).

This discussion is limited to taxpayers who will beneficially own the depositary shares as “capital assets” within the meaning of Section 1221 of the Code and will be treated as owners of the underlying Preferred Stock for U.S. federal income tax purposes, and it does not purport to be applicable to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, banks, thrifts or other financial institutions, mutual funds, grantor trusts, partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes (and investors therein), subchapter S corporations or other pass-through entities (or investors in S corporations or other pass-through entities), retirement plans, individual retirement accounts or other tax-deferred accounts, controlled foreign corporations, brokers or dealers in securities or currencies, regulated investment companies, real estate investment trusts, passive foreign investment companies for U.S. federal income tax purposes, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, U.S. expatriates, persons who acquired their depositary shares pursuant to the exercise of employee stock options or otherwise acquired depositary shares as compensation or through a tax-qualified retirement plan, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons that will hold the depositary shares as a position in a hedging transaction, “straddle,” “conversion,” “wash sale,” “constructive sale,” “integrated transaction” for U.S. federal income tax purposes or other risk reduction transaction, and persons required to accelerate the recognition of any item of gross income for U.S. federal income tax purposes with respect to our depositary shares as a result of such item being taken into account in an applicable financial statement. This discussion does not address the tax considerations that may be relevant to subsequent purchasers of the depositary shares and does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to Section 1411 of the Code nor any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury regulations promulgated thereunder and intergovernmental agreements entered in connection therewith).

If a partnership (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds the depositary shares, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner and the partnership holding the depositary shares should consult their tax advisors regarding the tax considerations of acquiring, holding and disposing of the depositary shares.

We have not sought and will not seek any ruling from the IRS with respect to this discussion, and there can be no assurance that the IRS will agree with this discussion (or any portion thereof).

The remainder of this discussion assumes that beneficial owners of the depositary shares will be treated as owners of the underlying Preferred Stock for U.S. federal income tax purposes.

We urge you to consult your own tax advisors as to the tax consequences relevant to you concerning the purchase, ownership, and disposition of the depositary shares.

U.S. Holders

As used in this discussion, the term “U.S. holder” means a beneficial owner of the depositary shares that is, for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●

a corporation (or other entity treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●

a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Distributions. Distributions with respect to the depositary shares will be taxable as dividend income to the extent paid out of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the depositary shares exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in such depositary shares, and thereafter as capital gain. You would be required to reduce your tax basis (but not below zero) in the depositary shares by the amount of such excess.

Distributions with respect to the depositary shares taxable as dividends for U.S. federal income tax purposes paid to a corporate U.S. holder will generally qualify for a dividends-received deduction, subject to various limitations. Corporate U.S. holders should consult their tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the dividends-received deduction and with respect to the possible application of the extraordinary dividend provisions of the U.S. federal income tax law to their ownership or disposition of the depositary shares in their particular circumstances.

Distributions with respect to the depositary shares taxable as dividends for U.S. federal income tax purposes paid to a non-corporate U.S. holder will generally represent “qualified dividend income.” In order to obtain qualified dividend income treatment, you must hold the depositary shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which the depositary shares become ex-dividend with respect to the dividend. Qualified dividend income is taxable at preferential rates applicable to long-term capital gains, provided that certain holding period requirements are met and certain other conditions are satisfied.

A U.S. holder should consult its own tax advisors regarding the availability of the reduced dividend tax rate and the dividends-received deduction in light of its particular circumstances.

Sale or Exchange of the Depositary Shares. A U.S. holder will generally recognize capital gain or loss on a sale or exchange of the depositary shares equal to the difference, if any, between the amount realized upon the sale or exchange and such U.S. holder’s adjusted tax basis in the depositary shares sold or exchanged. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the depositary shares sold or exchanged is more than one year. Long-term capital gains of noncorporate taxpayers are generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Redemptions of the Depositary Shares. If we redeem a U.S. holder’s depositary shares, it generally will be a taxable event to such holder. The U.S. holder would be treated as if it had sold its depositary shares rather than received a distribution if the redemption:

●	results in a complete termination of the holder’s stock interest in us;

●	is “substantially disproportionate” with respect to the holder; or

●	is “not essentially equivalent to a dividend” with respect to the holder.

In determining whether any of these tests has been met, shares of stock considered to be owned by a U.S. holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, must be taken into account. A redemption payment will be “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in a U.S. holder’s aggregate stock interest in us. Because the determination as to whether any of these three tests will be met with respect to any particular U.S. holder will depend upon the facts and circumstances at the time that the determination must be made, you are advised to consult your own tax advisors regarding the tax treatment of a redemption.

If we redeem a U.S. holder’s depositary shares in a redemption that meets one of the tests described above, such holder generally will recognize capital gain or loss equal to the sum of the amount of cash and fair market value of property (other than stock of us or a successor to us) received by the holder less such holder’s adjusted tax basis in the depositary shares. This gain or loss would be long-term capital gain or capital loss if a U.S. holder has held the depositary shares for more than one year.

If a redemption does not meet any of the tests described above, a U.S. holder generally will be taxed on the cash and fair market value of the property received as a dividend to the extent paid out of our current or accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce a U.S. holder’s tax basis (but not below zero) in the depositary shares and thereafter would be treated as capital gain. If a redemption of the depositary shares is treated as a distribution that is taxable as a dividend, you should consult with your own tax advisor regarding the allocation of your basis between the redeemed and any remaining depositary shares.

Information Reporting and Backup Withholding. Information returns will generally be filed with the IRS in connection with the payment of dividends or other taxable distributions on the depositary shares to non-corporate U.S. holders and certain payments of proceeds to U.S. holders on the sale, exchange or redemption of the depositary shares. Additionally, such payments may be subject to backup withholding (currently at a rate of 24%) unless such U.S. holder (a) comes within certain exempt categories and, when required, demonstrates this fact in the manner required, or (b) within a reasonable period of time, provides a correct taxpayer identification number, certifies that it is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such holder’s U.S. federal income tax, which may entitle the U.S. holder to a refund, provided that the U.S. holder provides the required information to the IRS in a timely manner.

Non-U.S. Holders

As used in this discussion, the term “non-U.S. holder” means a beneficial owner of the depositary shares who or that is an individual, corporation, estate or trust for U.S. federal income tax purposes and is not a U.S. holder as defined above. Special rules may apply to certain non-U.S. holders, such as “controlled foreign corporations” and “passive foreign investment companies,” among others, that are subject to special treatment under the Code. Non-U.S. holders (and their owners) should consult their own tax advisors to determine the U.S. federal, state, local, non-U.S. and other tax consequences that may be relevant to them.

Dividends. Distributions with respect to the depositary shares taxable as dividends for U.S. federal income tax purposes paid to a non-U.S. holder generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless such dividends are effectively connected with the conduct of a trade or business of the non-U.S. holder within the United States (and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment or fixed base). In order to claim the benefits of an applicable income tax treaty, a non-U.S. holder generally must furnish us or other payor with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8 or suitable successor or substitute form) before the distribution date certifying that such holder is eligible for treaty benefits. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Dividends paid to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a permanent establishment or fixed base of the non-U.S. holder in the United States) generally are not subject to U.S. federal withholding tax, provided that the non-U.S. holder furnishes us with a properly executed IRS Form W-8ECI before the distribution date. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis at the graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as specified by an applicable income tax treaty, subject to certain adjustments.

A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. We will not pay any additional amounts to a non-U.S. holder in respect of any amounts so withheld.

Sale, Exchange, or Certain Other Taxable Dispositions of the Depositary Shares. Subject to the discussion below under “—Information Reporting and Backup Withholding,” a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding on gain realized on the sale, exchange or other taxable disposition of the depositary shares so long as:

●

the gain is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and if required by an applicable tax treaty, the gain is not attributable to a permanent establishment or fixed base maintained by such non-U.S. holder in the United States);

●

in the case of a nonresident alien individual, such non-U.S. holder is not present in the United States for 183 or more days in the taxable year of the sale or disposition (and certain other conditions are met); and

●	under the U.S. Foreign Investment In Real Property Tax Act, we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes and certain other conditions are met.

If the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, as noted in the first bullet point above, such gain will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as specified by an applicable income tax treaty of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

If a nonresident individual is present in the United States for 183 or more days in the taxable year at issue, as noted in the second bullet point above, such gain will be subject to a flat 30% tax on the gain derived from the disposition (or such lower rate as may be specified by an applicable income tax treaty), which may be offset by U.S.-source capital losses, if any, for the taxable year (if certain requirements are met).

We have not been, are not and do not anticipate becoming, a U.S. real property holding corporation for U.S. federal income tax purposes.

As discussed above under “U.S. Holders—Redemptions of the Depositary Shares,” an amount paid to a holder of depositary shares in connection with a redemption of the depositary shares may, under certain circumstances, be treated as a dividend. In that case, the payment would be subject to the rules for dividends described above under “Non-U.S. Holders—Dividends.”

Information Reporting and Backup Withholding. Payment of dividends and the tax withheld with respect thereto are subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. holder. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides.

U.S. backup withholding (currently at a rate of 24%) will generally apply on payment of dividends to a non-U.S. holder unless such non-U.S. holder furnishes to the payor a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8 or suitable successor or substitute form) certifying its non-U.S. status or otherwise establishes an exemption.

Payment by a U.S. office of a broker of the proceeds of a sale of the depositary shares by a non-U.S. holder is subject to both backup withholding and information reporting unless the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8 or suitable successor or substitute form) certifying its non-U.S. status or otherwise establishes an exemption. The payment of proceeds from the disposition of depositary shares by a non-U.S. holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8 or suitable successor or substitute form) certifying the non-U.S. holder’s non-U.S. status or by otherwise establishing an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the recipient is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against that holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the holder furnishes the required information to the IRS. Prospective investors should consult their own tax advisors regarding the application of these rules to their particular circumstances.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS AN OVERVIEW OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEPOSITARY SHARES. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS THAT MAY BE IMPORTANT TO YOU, NOR IS IT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES TO YOU. THUS, YOU ARE STRONGLY ENCOURAGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES RESULTING FROM THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEPOSITARY SHARES, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

CERTAIN BENEFIT PLANS AND ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of the depositary shares by an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (we refer to this Act as “ERISA”)) that is subject to Title I of ERISA, a plan or other arrangement subject to Section 4975 of the Code, including an individual retirement account (we refer to an account of this type as an “IRA”), a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (we refer to these similar laws as “Similar Laws”) and any entity whose underlying assets include “plan assets” by reason of any such employee benefit or retirement plan’s investment in such entity (each of which we refer to as a “Plan”).

The following discussion is general in nature and is not intended to be a complete discussion of the applicable laws and regulations pertaining to an investment in the depositary shares by a Plan. The following discussion is not intended to be legal advice and is based on applicable law and regulations in effect as of the date of this prospectus supplement; we do not undertake any obligation to update this summary as a result of changes in applicable law or regulations. Fiduciaries of Plans should consult with their own legal counsel before purchasing the depositary shares. References herein to the acquisition, holding or disposition of depositary shares also refer to the acquisition, holding or disposition of any beneficial interest in the depositary shares.

General Fiduciary Matters. ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan with its fiduciaries or other interested parties. Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA), and their fiduciaries, are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to similar prohibitions and duties under Similar Laws.

In considering the acquisition, holding and, to the extent relevant, disposition of depositary shares with a portion of the assets of a Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues. Section 406 of ERISA prohibits ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 3(14) of ERISA, and Section 4975 of the Code imposes an excise tax on certain “disqualified persons,” within the meaning of Section 4975 of the Code, who engage in similar transactions, in each case unless an exemption is available. In addition, a fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status.

We, the underwriter, and certain of our or their affiliates may be parties in interest or disqualified persons with respect to ERISA Plans and, accordingly, the acquisition, holding or disposition of depositary shares by an ERISA Plan with respect to which we or the underwriter (or certain of our or their affiliates) is considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the depositary shares are acquired, held and disposed of in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the depositary shares. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the “service provider exemption,” from the prohibited transaction provisions of ERISA and Section 4975 of the Code for the purchase and sale of the depositary shares with a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any ERISA Plan involved in the transaction) solely by reason of providing services to the Plan or by relationship to a service provider, provided that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied at the time that the depositary shares are acquired by a purchaser, or thereafter, if the facts relied upon for utilizing a prohibited transaction exemption change.

Because of the foregoing, any person investing “plan assets” of any Plan should consult its own legal counsel to determine whether the acquisition, holding and disposition of depositary shares will constitute a prohibited transaction under ERISA or Section 4975 of the Code or similar violation of any applicable Similar Laws and whether exemptive relief is available.

Representation. Each acquirer or holder of depositary shares, including each fiduciary who causes an entity to acquire or hold depositary shares, will be deemed to have represented and warranted, throughout the period that such acquirer or holder holds such depositary shares, that either (i) it is not a Plan, is not acting on behalf of a Plan, and no portion of the assets used to acquire or hold the depositary shares constitutes assets of any Plan, or (ii) the acquisition, holding and disposition of the depositary shares will not constitute (a) a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws for which there is no applicable statutory, regulatory or administrative exemption, or (b) a breach of fiduciary or other duty or applicable law.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing depositary shares on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the depositary shares. The acquisition, holding and, to the extent relevant, disposition of depositary shares by or to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular plan, or that such an investment is appropriate for Plans generally or any particular Plan. Each purchaser or holder of a depositary share will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the depositary share does not violate ERISA, the Code or any Similar Law.

UNDERWRITING

We have entered into an underwriting agreement, dated                  , 2021 (the “underwriting agreement”) with Janney Montgomery Scott LLC (the “underwriter”) with respect to the depositary shares being offered pursuant to this prospectus supplement. Subject to the terms and conditions set forth in the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, the number of depositary shares set forth opposite its name below:

Underwriter	Number of Depositary Shares
Janney Montgomery Scott LLC
Total

The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the depositary shares are subject to, among other things, the approval of certain legal matters by its counsel and certain other conditions. The underwriter is obligated to purchase all of the depositary shares offered by us if it purchases any depositary shares.

Depositary shares sold by the underwriter to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. The underwriter may offer the depositary shares to selected dealers at the public offering price set forth on the cover of this prospectus supplement less a concession not in excess of $                         per depositary share. After the initial offering, the underwriter may change the offering price and the other selling terms. The offering of the depositary shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

The following table summarizes the public offering price, underwriting discounts and commissions and proceeds before payment of other expenses by us assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares:

	Per Share	No Exercise	Full Exercise(1)
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds to us	$	$	$
(1) Reflects the full exercise of the underwriter’s option to purchase additional depositary shares.

We estimate that our total expenses for this offering, excluding underwriting discounts, will be approximately $                          . In addition, we have agreed to pay for the FINRA-related fees and to reimburse the underwriter for its expenses in connection with this offering up to $100,000.00.

Option to Purchase Additional Shares

We have granted to the underwriter an option, exercisable for 30 days after the date of the underwriting agreement, to purchase up to an aggregate of                  additional depositary shares at the public offering price listed on the cover of this prospectus supplement, less underwriting discounts and commissions. The underwriter may exercise this option in whole or in part upon notice to us setting forth the number of additional shares which the underwriter is then exercising and the time and date of payment and delivery for such shares.

Indemnification

We have agreed to indemnify the underwriter, its partners, officers and directors, its affiliates, its selling agents and persons who control the underwriter, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the underwriter may be required to make in respect of these liabilities.

Listing

Prior to this offering, there has been no public market for the depositary shares. We do not expect that there will be any separate public trading market for the shares of the Preferred Stock except as represented by the depositary shares. We have applied to list the depositary shares on NASDAQ under the symbol “FGBIP.” If the application is approved, we expect trading of the depositary shares on NASDAQ to begin within the 30 days after the original issue date.

Clear-Market

We have agreed for a period from the date of this prospectus supplement through, and including, the date 30 days after the date hereof that we will not, without the prior written consent of the underwriter, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any of our securities that are substantially similar to the Preferred Stock or the depositary shares, including any securities that are convertible into or exchangeable for, or that represent rights to receive, Preferred Stock, depositary shares or substantially similar securities.

Stabilization

In connection with this offering of the depositary shares, the underwriter may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriter. Stabilizing transactions involve bids to purchase the depositary shares in the open market for the purpose of pegging, fixing or maintaining the price of the depositary shares. Syndicate covering transactions involve purchases of the depositary shares in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the depositary shares to be higher than it would otherwise be in the absence of those transactions. If the underwriter engages in stabilizing or syndicate covering transactions, it may discontinue such activities at any time without notice.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter or its affiliates.

Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by the underwriter or its affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or the underwriter in its capacity as underwriter and should not be relied on by investors.

Our Relationship with the Underwriter

The underwriter and its affiliates have engaged, or may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter has received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of its business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade indebtedness and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Matters

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the depositary shares offered by this prospectus supplement in any jurisdiction in which action for that purpose is required. The depositary shares offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriter require that the persons into whose possession this prospectus supplement comes inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

We expect that delivery of the depositary shares will be made against payment therefor on or about                  , 2021, which will be          business days following the date hereof (such settlement being referred to as “T+   ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the depositary shares prior to the delivery of the depositary shares hereunder will be required, by virtue of the fact that the depositary shares initially settle in T+   , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the depositary shares who wish to trade the depositary shares prior to their date of delivery hereunder should consult their advisors.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by our counsel, Phelps Dunbar, LLP, New Orleans, Louisiana. Certain legal matters in connection with this offering will be passed upon for the underwriter by Fenimore, Kay, Harrison & Ford, LLP, Austin, Texas.

EXPERTS

The consolidated financial statements of First Guaranty Bancshares, Inc. appearing in its Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of First Guaranty Bancshares, Inc.’s internal control over financial reporting as of December 31, 2020, have been audited by Castaing, Hussey & Lolan, LLC, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

PROSPECTUS

FIRST GUARANTY BANCSHARES, INC.

$50,000,000

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

Subscription Rights

We may offer and sell, from time to time up to $50.0 million, in one or more series, our unsecured debt securities, which may consist of notes, debentures, or other evidences of indebtedness; shares of our common stock; shares of our preferred stock; depositary shares; purchase contracts; warrants to purchase other securities; units; or subscription rights consisting of any combination of the above securities. The debt securities and preferred stock may be convertible into or exchangeable for other securities of ours. This prospectus provides you with a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.

Our common stock is traded on the Nasdaq Global Market under the symbol “FGBI.”

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement and any applicable pricing supplement for those securities.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as a result, are subject to reduced public company disclosure standards. See “Implications of Being an Emerging Growth Company.”

You should read this prospectus and any supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the sections entitled “Risk Factors,” on page 4 of this prospectus, in any prospectus supplement and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for a discussion of certain risks and uncertainties you should consider.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 26, 2020.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we offer in three separate documents that progressively provide more detail:

●	this prospectus, which provides general information about First Guaranty Bancshares, Inc. and the securities being registered, some of which may not apply to your securities;

●	a prospectus supplement, which describes the terms of a particular issuance of securities, some of which may not apply to your securities and which may not include information relating to the prices of the securities being offered; and

●	if necessary, a pricing supplement that describes the pricing terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the prospectus, you should rely on the information in the following order of priority:

●	the pricing supplement, if any;

●	the prospectus supplement; and

●	this prospectus.

We include cross-references in this prospectus and the prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in a prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about, and comply with, any restrictions as to the offering of the securities and the distribution of this prospectus.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

As a company with less than $1.07 billion in annual gross revenues during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to other public companies. As an emerging growth company:

●	we are exempt from the requirement to provide an auditor attestation from our auditors on management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

●	we may choose not to comply with any new requirements adopted by the Public Company Accounting Oversight Board, or PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and our audited financial statements;

i

●	we are permitted to provide less extensive disclosure regarding our executive compensation arrangements pursuant to the rules applicable to smaller reporting companies, which means we do not have to include a compensation discussion and analysis and certain other disclosure regarding our executive compensation in this prospectus; and

●	we are not required to hold nonbinding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions until December 31, 2020, which is the last day of the fiscal year in which the fifth anniversary of the completion of our initial public offering in November 2015 occurs, unless we earlier cease to be an emerging growth company. We will cease to be an emerging growth company if we have more than $1.07 billion in annual gross revenues, have more than $700.0 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt in a three-year period. We have elected to adopt the reduced disclosure requirements described above regarding our executive compensation arrangements for purposes of the registration statement of which this prospectus is a part. In addition, we expect to take advantage of certain of the reduced reporting and other requirements of the JOBS Act with respect to the periodic reports we will file with the SEC and proxy statements that we use to solicit proxies from our shareholders.

The JOBS Act also permits us an extended transition period for complying with new or revised financial accounting standards affecting public companies until they would apply to private companies. However, we have elected not to take advantage of this extended transition period, which means that the financial statements included or incorporated by reference in this prospectus, as well as any financial statements that we file in the future, will be subject to all new or revised accounting standards generally applicable to public companies. Our election not to take advantage of the extended transition period is irrevocable.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, from time to time, the debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts, units or subscription rights consisting of a combination of any of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $50.0 million. This prospectus provides you with a general description of the securities that we may offer. Each time we offer these securities, we will provide a prospectus supplement and, if necessary, a pricing supplement, that will contain specific information about the terms of the offer. The prospectus supplement and any pricing supplement may also add, update or change information contained in this prospectus.

You should read this prospectus, the prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.”

The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies. We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “First Guaranty Bancshares,” the “Company,” “we,” “us,” “our” or similar references mean First Guaranty Bancshares, Inc., and references to the “Bank” mean First Guaranty Bank.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may be identified by use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by First Guaranty Bancshares in light of management’s experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes appropriate under the circumstances. Although we believe that our plans, intentions and expectations as reflected in these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or realized. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond the Company’s control, that could cause actual conditions or results to differ materially from those expressed or implied by such forward-looking statements. These factors include, without limitation, the following:

●	changes in general economic conditions, either nationally or in our market areas, that are worse than expected;

●	the ongoing effects of the COVID-19 pandemic on our operations and financial performance;

●	the ongoing effects of the COVID-19 pandemic may cause, among others, (i) collateral for our loans, especially real estate, to decline in value, which could cause loan losses to increase and (ii) our allowance for loan losses to be increased if borrowers experience financial difficulties beyond forbearance periods, which will adversely affect our net income;

●	if the economy is slow to recover, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income;

●	competition among depository and other financial institutions;

●	inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

●	adverse changes in the securities markets;

●	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

●	our ability to enter new markets successfully and capitalize on growth opportunities;

●	our ability to successfully integrate acquired entities;

●	changes in consumer spending, borrowing and savings habits;

●	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the SEC and the Public Company Accounting Oversight Board;

●	changes in our organization, compensation and benefit plans;

●	our cyber security risks are increased as the result of an increase in the number of employees working remotely;

●	changes in our financial condition or results of operations that reduce capital available to pay dividends; and

●	increases in our provision for loan losses and changes in the financial condition or future prospects of issuers of securities that we own.

In addition, we routinely evaluate opportunities to expand through acquisitions and periodically conduct due diligence activities in connection with such opportunities. As a result, acquisition discussions and, in some cases, negotiations, may take place at any time, and acquisitions involving cash or our debt or equity securities may occur.

We assume no obligation for updating our forward-looking statements at any time. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as the other cautionary statements made in this prospectus and the prospectus supplements. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. You should refer to our periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See “Where You Can Find More Information” and “Risk Factors” below.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below (File No. 001-37621 except where stated), which are considered to be a part of this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2020, incorporated by reference therein);

●	our Quarterly Reports on Form 10-Q filed with the SEC on May 11, 2020 and August 10, 2020;

●	our Current Reports on Form 8-K filed on February 24, 2020, May 22, 2020, May 29, 2020 and August 24, 2020; and

●	the description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020, as updated and amended from time to time.

All reports and other documents we subsequently file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

Any documents incorporated by reference into this prospectus are available without charge to you on the Internet at www.fgb.net or if you call or write to: Eric J. Dosch, Chief Financial Officer, Treasurer and Secretary, First Guaranty Bancshares, Inc., 400 East Thomas Street, Hammond, Louisiana 70401, telephone: (985) 375-0308. The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. Neither we nor any underwriter or agent have authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, which is incorporated into this prospectus by reference, as updated by Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, the prospectus supplement or any applicable pricing supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

OUR COMPANY

First Guaranty Bancshares is a Louisiana corporation headquartered in Hammond, Louisiana and the parent of First Guaranty Bank. As of June 30, 2020, the Company had consolidated total assets of $2.4 billion, deposits of $2.1 billion and total shareholders’ equity of $179.9 million. The Company’s common stock is traded on the Nasdaq Global Market under the symbol “FGBI.”

Our wholly owned subsidiary, First Guaranty Bank, a Louisiana-chartered commercial bank, provides personalized commercial banking services mainly to Louisiana and Texas customers through 34 banking facilities primarily located in the Market Services Areas of Hammond, Baton Rouge, Lafayette, Shreveport-Bossier City, Lake Charles, Alexandria, Dallas-Fort Worth-Arlington, and Waco. Our principal business consists of attracting deposits from the general public and local municipalities in our market areas and investing those deposits, together with funds generated from operations and borrowings in lending and in securities activities to serve the credit needs of our customer base, including commercial real estate loans, commercial and industrial loans, one- to four-family residential real estate loans, construction and land development loans, agricultural and farmland loans, and to a lesser extent, consumer and multi-family loans. We also participate in certain syndicated loans, including shared national credits, with other financial institutions. We offer a variety of deposit accounts to consumers and small businesses, including personal and business checking and savings accounts, time deposits, money market accounts and demand accounts. We invest a portion of our assets in securities issued by the United States Government and its agencies, state and municipal obligations, corporate debt securities, mutual funds, and equity securities. We also invest in mortgage-backed securities primarily issued or guaranteed by United States Government agencies or enterprises. In addition, we offer a broad range of consumer services, including personal and commercial credit cards, remote deposit capture, safe deposit boxes, official checks, online and mobile banking, automated teller machines, and online bill pay. For our business customers we are pleased to offer additional solutions such as merchant services, remote deposit capture, and lockbox services.

Our executive offices are located at 400 East Thomas Street, Hammond, Louisiana 70401. Our telephone number at this address is (985) 345-7685. Our website address is www.fgb.net. The information contained on our website should not be considered part of this prospectus or part of any prospectus supplement, and the reference to our website does not constitute incorporation by reference of the information contained on the website.

USE OF PROCEEDS

First Guaranty Bancshares intends to use the net proceeds from the sale of any securities offered under this prospectus in the manner and for the purposes set forth in the applicable prospectus supplement, which may include general corporate purposes.

DESCRIPTION OF THE SECURITIES

This prospectus contains a summary of the debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts, units and subscription rights that may be offered under this prospectus. The following summaries are not meant to be a complete description of each security. The prospectus supplement and the pricing supplement, if applicable, contain the material terms and conditions for each security. You should read all of these documents as well as the documents filed as exhibits to or incorporated by reference into this prospectus and the registration statement of which this prospectus is a part. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

Description of Debt Securities

General

We may issue senior debt securities or subordinated debt securities, either of which may be issued as convertible or exchangeable debt securities. This prospectus describes the general terms and conditions of the debt securities that we may offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.

We will issue the debt securities in one or more series pursuant to either a senior indenture between us and a trustee as identified in the applicable prospectus supplement, or a subordinated indenture between us and a trustee as identified in the applicable prospectus supplement. The following description of provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indentures, each of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. We urge you to read the indentures and any supplemental indenture or similar document that is filed, because they, and not this description, define your rights as holder of our debt securities. Except as otherwise noted, all capitalized terms have the meanings specified in the indentures.

Neither indenture limits the amount of debt securities that we may issue under the indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold; provided that if necessary, the additional debt securities may have a separate CUSIP or other identifying number. As of the date of this prospectus, we had not issued any debt securities under either indenture.

Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indentures, the terms of the indentures do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us. Neither indenture contains provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding or otherwise adversely affect our capital structure or credit rating.

The debt securities will be direct unsecured general obligations. Neither indenture requires our subsidiaries to guarantee the debt securities. As a result, the holders of debt securities will generally have a junior position to claims of all creditors and preferred shareholders of our subsidiaries.

Senior Debt Securities

Senior debt securities will be issued under the senior debt indenture. Payment of the principal, premium, if any, and interest on the senior debt securities will rank equally in right of payment with all of our other unsecured senior debt.

Subordinated Debt Securities

Subordinated debt securities will be issued under the subordinated debt indenture. Payment of the principal, premium, if any, and interest on the subordinated debt securities will be subordinate and junior in priority of payment to prior payment in full of all of our senior indebtedness, including senior debt securities and other debt to the extent described in a prospectus supplement.

Unless otherwise stated in the applicable prospectus supplement, it is currently intended that the subordinated debt securities will qualify as Tier 2 Capital under the guidelines established by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) for bank holding companies. The guidelines set forth specific criteria for subordinated debt to qualify as Tier 2 Capital. Among other things, the subordinated debt must:

●	be unsecured;

●	have an average maturity of at least five years;

●	be subordinated in right of payment;

●	not contain provisions permitting the holders of the debt to accelerate payment of principal prior to maturity except in the event of bankruptcy of the issuer;

●	not be credit sensitive;

●	not contain provisions permitting the issuer of the debt to redeem the security prior to the maturity date without prior approval of the Federal Reserve; and

●	not contain provisions that would adversely affect liquidity or unduly restrict management’s flexibility to operate the organization, particularly in times of financial difficulty, such as limitations on additional secured or senior borrowings, sales or dispositions of assets or changes in control.

Terms of Each Series of Debt Securities to be Provided Supplementally

A prospectus supplement and any supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

●	the form and title of the debt securities;

●	whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

●	the principal amount of the debt securities;

●	the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;

●	the denominations in which the debt securities will be issued;

●	the date(s) when principal payments are due on the debt securities;

●	the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;

●	the place(s) where principal of, premium and interest on the debt securities will be payable;

●	the currency or currencies of payment of principal or interest;

●	the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

●	provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;

●	any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

●	the terms, if any, upon which the debt securities are convertible into other securities of ours and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

●	any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;

●	any additional or modified covenants from those described in this prospectus or in the applicable indenture; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities under the indentures as “discount securities,” which means they may be offered and sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement will also set forth the securities exchange or quotation system on which debt securities are listed or quoted, if any.

Provisions Contained in the Indentures

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole by the depositary for such registered global security to its nominee; by a nominee of the depositary to the depositary or another nominee of the depositary; or by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security.

Conversion or Exchange Rights

Debt securities that we issue may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:

●	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

●	the conversion or exchange price, and any events requiring adjustment to the conversion or exchange price;

●	the conversion or exchange period; and

●	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Information Concerning the Indenture Trustee

Under provisions of the indentures and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), if a trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee will either eliminate such interest or resign in the manner provided by the indentures. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with its terms and conditions.

The trustee may resign with respect to one or more series of debt securities and a successor trustee may be appointed by us to act with respect to any such series. The trustee may be removed with respect to a series of debt securities by the Company in accordance with the terms of the indenture, or by the holders of a majority of the aggregate principal amount of such series at any time.

Each indenture contains certain limitations on the rights of the trustee, in the event that it becomes our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise.

No Individual Liability of Officers, Directors, Employees or Shareholders

The indentures provide that none of our officers, directors, employees or shareholders will have any liability for any of our obligations under the indentures or the debt securities or for any claim based on, inspect of, or by reason of such obligations or their creation. Each holder of debt securities, by accepting a debt security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities.

Legal Defeasance

We may deposit with the trustee, in trust, cash or U.S. government securities in an amount that, through the payment of interest and principal in accordance with their terms, will provide, not later than one day before the due date of any payment of money, an amount in cash, which is sufficient to make all payments of principal and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents and certain rights of the trustee and our obligations with respect thereto). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Covenant Defeasance

Under the indentures (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described above under “—Legal Defeasance,” we will not need to comply with certain covenants, including those described below under “—Consolidation, Merger or Asset Sale,” as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.

Satisfaction and Discharge

We may discharge our obligations under either indenture and the debt securities of a series (except for certain surviving rights of the trustee and our obligations in connection therewith) if: (a) all outstanding debt securities of that series and all other outstanding debt securities issued under such indenture (i) have been delivered for cancellation, or (ii) (1) have become due and payable, (2) will become due and payable at their stated maturity within one year, (3) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice and redemption by the trustee or (4) are deemed paid and discharged in a legal defeasance described above (and in the case of clauses (1), (2) and (3), we have irrevocably deposited with the trustee an amount sufficient to pay and discharge the principal of (and premium, if any), and interest on all outstanding debt securities and any other sums due on the stated maturity date or redemption date, as the case may be); (b) we have paid all other sums payable by us under such indenture; and (c) we have delivered an officers’ certificate and opinion of counsel confirming.

Consolidation, Merger or Asset Sale

The indentures provide that we may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, and we may not permit any other person to consolidate with or merge into us or to convey, transfer or lease all or substantially all of its properties and assets to us, unless the following conditions are satisfied:

●	we are the surviving person or the successor person (if not us) is a corporation organized and validly existing under the laws of any United States domestic jurisdiction and expressly assumes, by a supplemental indenture, our obligations on the debt securities and under such indenture;

●	immediately after giving effect to such transaction, and treating any indebtedness that becomes an obligation of us or our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the effective date of such transaction, no default or event of default under such indenture will have occurred and be continuing; and

●	we have complied with our obligations to deliver certain documentation to the applicable trustee, including an officers’ certificate and opinion of counsel each stating that such proposed transaction and any supplemental indenture comply with such indenture.

The remaining or acquiring person, association or entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor may exercise our rights and powers under the indentures, in our name or in its own name. If we sell or transfer all or substantially all of our assets, we will be released from all our liabilities and obligations under any indenture and under the debt securities. If we lease all or substantially all of our assets, we will not be released from our obligations under the indentures.

Events of Default and Remedies

For any series of debt securities, an event of default will include the following events:

●	default in the payment when due of any interest on any debt securities of that series, and continuance of such default for a period of 30 days (unless we deposit the entire amount of such payment with the trustee or with a paying agent prior to the expiration of such 30-day period);

●	default in the payment when due of principal of any debt security of that series;

●	default in the deposit when due of any sinking fund payment in respect of any debt security of that series;

●	default in the performance or breach of any other covenant or warranty in the indenture that applies to such series, which default continues (without such default or breach having been waived in accordance with the provisions of the indenture) for a period of 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

●	certain events of bankruptcy, insolvency or reorganization involving us; and

●	any other event of default provided in the supplemental indenture under which we issue such series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indentures.

If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of 25% of the aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. Such acceleration is automatic, without any notice required, in the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization.

At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series that have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indentures provide that the trustee will be under no obligation to exercise any rights or powers under such indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified to its satisfaction against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority of the aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	such holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

●	the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

●	such holder or holders have offered to the trustee security and indemnity satisfactory to the trustee against the costs, expenses, and liabilities to be incurred in complying with such request;

●	the trustee for 60 days after its receipt of such notice, request, and offer of security and indemnity has failed to institute any such proceeding; and

●	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Under the indentures we must furnish the trustee a statement as to compliance with such indenture within 120 days after the end of our fiscal year (beginning with the fiscal year ending immediately following the execution of such indenture). The indentures provide that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interests of the holders of those debt securities.

Modification of Indentures

Each indenture provides that we and the trustee may, without the consent of the holders of our debt securities, enter into supplemental indentures to:

●	evidence the succession of another person to the Company as obligor under the indenture and the assumption by any such successor of the covenants and obligations of the Company in the indenture and debt securities, or evidence the addition or release of any guarantor in accordance with the indenture or any supplemental indenture;

●	add to the Company’s covenants such further covenants, restrictions, conditions or provisions to protect the holders of the debt securities and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the indenture, with such period of grace, if any, and subject to such conditions as such supplemental indenture may provide;

●	add to or change any of the provisions of the indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on bearer securities or to permit or facilitate the issuance of securities in uncertificated form; provided that any such action shall not adversely affect the interests of the holders of debt securities of any series or any related coupons in any material respect;

●	surrender any right or power conferred upon the Company;

●	add or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in uncertificated or global form;

●	provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee;

●	cure any ambiguity, defect or inconsistency in the indenture;

●	add any additional events of default (and if such events of default are to be for less than all series of debt securities, stating that such are expressly being included solely for the benefit of such series) for the benefit of the holders of the debt securities;

●	modify, eliminate or add to the provisions of the indenture, if the change or elimination (i) becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision or (ii) shall not apply to the any debt securities outstanding at the time of such change or elimination;

●	establish the form of the debt securities of a series and to provide for the issuance of any other series of debt securities under the indenture;

●	comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

●	modify, eliminate or add to the provisions of the indenture to such extent as is necessary to effect the qualification of the indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to the indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding certain provisions thereof; or

●	make any change that does not adversely affect the rights of any holder of debt securities of any series issued under the indenture.

Each indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority of the aggregate principal amount of outstanding debt securities of all series of senior debt securities or subordinated debt securities, as the case may be, then outstanding and affected thereby (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

●	reduce the percentage of the aggregate principal amount of the outstanding debt securities, the consent of whose holders is required to amend or supplement the indenture or any supplemental indenture, waive compliance with certain provisions of the indenture or certain defaults and the consequences thereof under the indenture, or any change to such defaults that require such consent;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt securities or any additional amounts owed thereon;

●	reduce the principal or change the stated maturity of any debt securities;

●	waive a default or event of default in the payment of the principal of, interest or any Additional Amounts, if any, on any debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority of the aggregate principal amount of the outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

●	make any change to certain provisions of the indenture relating to, among other things, holders’ rights to receive payment of the principal of and interest on the debt securities and to institute suit for the enforcement of any such payment and waivers of past defaults;

●	make the principal of or interest, if any, on any debt securities or any Additional Amount with respect thereto payable in any currency other than that stated in the debt securities;

●	waive or change any redemption payment with respect to any debt securities; or

●	make any change to provisions of the indenture to remove any of the limitations in this paragraph upon us or the trustee.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Description of Common Stock

The following summary contains a description of the general terms of our common stock. Each share of common stock has the same relative rights as, and is identical in all respects to, each other share of common stock. The rights of the holders of our common stock are governed by the Company’s restated articles of incorporation and by the Louisiana Business Corporation Act.

General

We are authorized to issue up to 100,600,000 shares of common stock, par value $1.00 per share. As of September 29, 2020, we had 9,741,253 shares of common stock outstanding. Our common stock is listed on the Nasdaq Global Market under the symbol “FGBI.”

Voting Rights

Holders of common stock of First Guaranty Bancshares have exclusive voting rights in First Guaranty Bancshares. They elect First Guaranty Bancshares’ board of directors and act on other matters that are required to be presented to them under Louisiana law or that are otherwise presented to them by the board of directors. Each holder of common stock is entitled to one vote per share and does not have any right to cumulate votes in the election of directors. If First Guaranty Bancshares issues shares of preferred stock, holders of the preferred stock may also possess voting rights.

Dividends

Holders of our common stock will be entitled to receive and share equally in such dividends as the board of directors of First Guaranty Bancshares may declare out of funds legally available for such payments. If First Guaranty Bancshares issues preferred stock, holders of such stock may have a priority over holders of common stock with respect to the payment of dividends. Louisiana law prohibits distributions to shareholders if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The payment of dividends by First Guaranty Bancshares is also subject to limitations that are imposed by federal law, regulation and policy.

The Federal Reserve has issued a policy statement providing that dividends should be paid only out of current earnings and only if the holding company’s prospective rate of earnings retention is consistent with its capital needs, asset quality and overall financial condition. Federal regulatory guidance also provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where the holding company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the holding company’s overall rate or earnings retention is inconsistent with its capital needs and overall financial condition.

Liquidation

In the event of a liquidation or dissolution of First Guaranty Bancshares, holders of our common stock and any participating preferred stock will be entitled to receive, after payment or provision for payment of all of our debts and liabilities and the preferential rights of, and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock, all of our assets available for distribution. If we issue preferred stock in the future, holders of such stock may have a senior interest over holders of common stock in such a distribution.

Preemptive Rights

Holders of the common stock of First Guaranty Bancshares are not entitled to preemptive rights with respect to any shares that may be issued. Our common stock is not subject to redemption.

Restrictions on Acquisition of First Guaranty Bancshares

The following is a general summary of the material provisions of our restated articles of incorporation and bylaws and the Louisiana Business Corporation Act that may have an “anti-takeover effect.” Such provisions might discourage future takeover attempts by impeding efforts to acquire us or stock purchases in furtherance of such an acquisition.

Authorized Shares of Capital Stock. Our restated articles of incorporation authorizes the issuance of up to 100,600,000 shares of common stock and up to 100,000 shares of preferred stock. Shares of preferred stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. This preferred stock, together with authorized but unissued shares of our common stock, could represent additional capital required to be purchased by an acquiror. Issuance of such additional shares may also dilute the voting interest of our shareholders.

Generally, the Louisiana Business Corporation Act does not require shareholder approval for an issuance of authorized shares. However, the Louisiana Business Corporation Act does require shareholder approval of non-cash share issuances in excess of 20% of a corporation’s total voting power on a pre-transaction basis. In addition, the listing requirements of the NASDAQ Stock Market, which would apply so long as our common stock were listed on such market, require shareholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of common stock, but not a public offering of common stock for cash.

Directors. The board of directors has the power to fill board vacancies, whether occurring by reason of an increase in the number of directors or by resignation, death, removal or otherwise, although the shareholders may fill vacancies at a special meeting called for that purpose before the board takes action. Our bylaws provide that, in general, any shareholder desiring to make a nomination for the election of directors must submit written notice not less than 45 days or more than 90 days in advance of the meeting. The shareholders, by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote at an annual or special meeting of shareholders or by written consent of holders of a majority of shares outstanding, have the power to remove any and all directors at any time, with or without cause.

Actions by Shareholders. Our bylaws provide that special meetings of the shareholders may be called only by a majority of the board of directors, the President, Chairman, or Chief Executive Officer, or the President or Secretary at the written request of the holders of at least one-fifth of all shares entitled to vote. The bylaws provide that notice of shareholder proposals for new business to be considered at an annual meeting must be submitted, in general, not less than 30 or more than 90 days before the meeting.

Under the Louisiana Business Corporation Act, any amendment of our restated articles of incorporation and any merger or other business combination that requires shareholder approval or statutory share exchange to which we are a party requires the approval of a majority of the shares entitled to be cast at the meeting of shareholders. In addition, the Louisiana Business Corporation Act also provides that if any class or series of shares is entitled to vote as a separate group on a plan of merger or share exchange, the approval of a majority of such separate voting group is required.

The board of directors may amend the Company’s bylaws without shareholder approval.

Indemnification. Our restated articles of incorporation and bylaws provide generally that we will indemnify and hold harmless, to the fullest extent permitted by Louisiana law, our directors and officers, as well as other persons who have served as directors, officers, fiduciaries or in other representative capacities, serving at our request in connection with any actual or threatened action, proceeding or investigation, subject to limited exceptions. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations.

Limitation of liability. Our restated articles of incorporation limit the personal liability of our directors in actions brought on our behalf or on behalf of our shareholders for monetary damages as a result of a director’s acts or omissions while acting in a capacity as a director, with certain exceptions. Our restated articles of incorporation do not eliminate or limit our right or the right of our shareholders to seek injunctive or other equitable relief not involving monetary damages.

Transfer Agent

The co-transfer agents and registrars for our common stock are First Guaranty Bank, Hammond, Louisiana and ClearTrust, LLC, Lutz, Florida.

Description of Preferred Stock

The following summary contains a description of the general terms of the preferred stock that we may issue pursuant to this prospectus. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. You should read the particular terms of any series of preferred stock we offer in any prospectus supplement relating to such series, together with the more detailed provisions of our restated articles of incorporation and any amendments thereto with respect to each particular series of preferred stock, which will be filed as an exhibit to a document incorporated by reference into this prospectus. The prospectus supplement also will state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

General

We are authorized to issue up to 100,000 shares of preferred stock, par value $1,000.00 per share. As of September 29, 2020, we had no shares of preferred stock issued or outstanding.

Our restated articles of incorporation permit our board of directors to authorize the issuance of preferred stock in one or more series, without additional approval of the holders of our common stock or preferred stock. The board of directors can establish the number of shares to be included in each such series, and fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each such series.

Prior to the issuance of any series of preferred stock, the board will adopt resolutions creating and designating the series as a series of preferred stock and an amendment to the restated articles of incorporation setting forth the preferences, rights, limitations and other terms of such series will be filed with the Secretary of State of the State of Louisiana. The preferred stock will, when issued, be fully paid and non-assessable.

The preferred stock will have the dividend, liquidation, redemption and voting rights stated in this section unless the applicable prospectus supplement indicates otherwise. You should read the applicable prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

●	the title, stated value and liquidation preferences of the preferred stock and the number of shares offered;

●	the initial public offering price at which the preferred stock will be issued;

●	the dividend rate(s) (or method of calculation), the dividend periods, the dates on which dividends will be payable and whether these dividends will be cumulative or non-cumulative and, if cumulative, the dates at which the dividends will begin to cumulate;

●	any redemption or sinking fund provisions; and

●	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

In addition, unless the applicable prospectus supplement indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

We may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, which we call depositary shares. See “Description of Depositary Shares” below.

Rank

With respect to the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, unless otherwise specified in the applicable prospectus supplement, each series of preferred stock generally will rank senior to all classes of common stock and equally with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

Dividends

The holders of the preferred stock of each series will be entitled to receive cash dividends out of funds legally available, when, as and if declared by the board of directors, at the rates and on the dates stated in the applicable prospectus supplement. These rates may be fixed or variable. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the applicable record dates. Unless the applicable prospectus supplement indicates otherwise, dividends on any series of preferred stock will be cumulative.

The board will not declare and pay a dividend on any of our stock ranking as to dividends, equal with or junior to the preferred stock unless full dividends on the preferred stock have been declared and paid (or declared and sufficient money set aside for payment).

Until dividends are paid in full or declared and set aside for payment on any series of preferred stock ranking equal with the preferred stock as to dividends:

●	we will declare all dividends pro rata among the preferred stock of each series, so that the amount of dividends declared per share on each series will have the same relationship to each other that accrued dividends per share on each series of preferred stock and other preferred stock bear to each other;

●	other than the pro rata dividends, we will not declare or pay or set aside for payment dividends, or declare or make any other distribution on any security ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or at liquidation (except dividends or distributions paid for in shares of, or options, warrants or rights to subscribe or purchase shares of securities ranking junior to or equal with the preferred stock as to dividends and at liquidation); and

●	we will not redeem, purchase or otherwise acquire for any consideration (or have any monies paid to or set aside in a sinking fund) any securities ranking junior to or equal with the preferred stock as to dividends or at liquidation (except by conversion into or exchange for our stock that ranks junior to the preferred stock as to dividends and at liquidation).

We will not pay interest, or money in lieu of interest, for any dividend payments on any series of the preferred stock that are in arrears.

Rights Upon Liquidation

If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock and any other securities that have rights equal to that series of preferred stock under these circumstances, will be entitled to receive out of our assets that are available for distribution to shareholders:

●	liquidation distributions in the amount stated in the applicable prospectus supplement; and

●	all accrued and unpaid dividends (whether or not earned or declared), before any distribution to holders of common stock or of any securities ranking junior to the series of preferred stock.

Neither the sale of all or any part of our property and business, nor our merger into or consolidation with any other corporation, nor the merger or consolidation of any other corporation with or into us, will be deemed to be a dissolution, liquidation or winding up.

If our assets are insufficient to pay all amounts to which holders of preferred stock are entitled, we will make no distribution on the preferred stock or on any other securities ranking equal to the preferred stock unless we make a pro rata distribution to those holders. After we pay the full amount of the liquidation distribution to which the holders are entitled, the holders will have no right or claim to any of our remaining assets.

Because we are a holding company, our rights, the rights of our creditors and of our shareholders, including the holders of the preferred stock offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption

A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption under a sinking fund or otherwise as described in the applicable prospectus supplement. The preferred stock that we redeem will be restored to the status of authorized but unissued shares of preferred stock that we may issue in the future.

If a series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem in each year and the redemption price per share together with an amount equal to all accrued and unpaid dividends on those shares to the redemption date. The applicable prospectus supplement will state whether the redemption price can be paid in cash or other property. If the redemption price is to be paid only from the net proceeds of issuing our capital stock, the terms of the series of preferred stock may provide that, if the capital stock has not been issued or if the net proceeds are not sufficient to pay the full redemption price then due, the shares relating to series of the preferred stock will automatically and mandatorily be converted into shares of our capital stock under the conversion provisions of the applicable prospectus supplement.

If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, the redemption will be made in a manner that the board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Voting Rights

Holders of preferred stock generally will not have voting rights except in certain limited circumstances, although the board of directors may provide voting rights for any newly created series of preferred stock. The holders of shares of preferred stock will have no voting rights, except as otherwise stated in the applicable prospectus supplement; as otherwise stated in the applicable amendment to the restated articles of incorporation establishing such series; or as required by applicable law.

Under Federal Reserve regulations, if the holders of any series of preferred stock become entitled to vote for the election of directors, that series may then be considered a class of voting securities. A holder of 25% or more of a series may then be subject to regulation as a bank holding company under the Bank Holding Company Act. In addition, at the time that the series are deemed a class of voting securities, any bank holding company may be required to obtain the prior approval of the Federal Reserve in order to acquire more than 5% of that series and any person other than a bank holding company may be required to obtain the approval of the Federal Reserve to acquire 10% or more of that series.

Conversion or Exchange Rights

The terms on which shares of preferred stock of any series may be converted into or exchanged for another class or series of securities will be described in the applicable prospectus supplement.

Transfer Agent

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Description of Depositary Shares

General

We may, at our option, elect to offer depositary shares, which represent an interest in fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Depositary Shares

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, which are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Description of Warrants

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the applicable prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	any applicable anti-dilution provisions;

●	any applicable redemption or call provisions;

●	the circumstances under which the warrant exercise price may be adjusted;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	the designation and terms of the debt securities, preferred stock, depositary shares or common stock purchasable upon exercise of the warrants;

●	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

●	the principal amount of debt securities, the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	whether the warrants are to be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Description of Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock. The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

●	whether the purchase contracts obligate the holder to purchase or sell, or both, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

●	U.S. federal income tax considerations relevant to the purchase contracts; and

●	whether the purchase contracts will be issued in fully registered global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

Description of Units

We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the terms of the unit agreement governing the units;

●	U.S. federal income tax considerations relevant to the units; and

●	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of unit agreement that will be filed with the SEC in connection with the offering of such units, and, if applicable, collateral arrangements and depositary arrangements relating to such units.

Description of Subscription Rights

The following briefly summarizes the general provisions of subscription rights to purchase additional shares of our common stock, any series of preferred stock or debt securities, which we may issue. The specific terms of any subscription rights, including the period during which the subscriptions rights may be exercised, the manner of exercising such subscription rights, and the transferability of subscription rights, will be disclosed in the applicable prospectus supplement.

General

We may distribute subscription rights, which may or may not be transferable, to the holders of our common stock, holders of any series of our preferred stock or holders of our debt securities as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock, preferred stock or debt securities for every share of our common stock, share of a series of preferred stock, or our debt securities that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. The subscription rights will be evidenced by subscription rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock, a series of preferred stock or our debt securities at a rate and price to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their subscription rights, they must do so before the expiration date of the subscription rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the subscription rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the subscription rights offering.

Exercise Price

Our board of directors will determine the exercise price or prices for the subscription rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase securities that remain unsold in the subscription rights offering; and general conditions in the securities markets, especially for securities of financial institutions.

The subscription price may or may not reflect the actual or long-term fair value of the common stock, preferred stock or debt securities offered in the subscription rights offering. We provide no assurances as to the market values or liquidity of any subscription rights issued, or as to whether or not the market prices of the common stock, preferred stock or debt securities subject to the subscription rights will be more or less than the subscription rights’ exercise price during the term of the rights or after the rights expire.

Exercising Rights; Fees and Expenses

The manner of exercising subscription rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of subscription rights. Subscription rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of subscription rights that are transferable. Neither we nor the subscription agent will pay such expenses.

Expiration of Rights

The applicable prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising subscription rights. If holders of subscription rights do not exercise their subscription rights prior to such time, their subscription rights will expire and will no longer be exercisable and will have no value.

We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.

Withdrawal and Termination

We may withdraw the subscription rights offering at any time prior to the Expiration Date for any reason. We may terminate the subscription rights offering, in whole or in part, at any time before completion of the subscription rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the subscription rights offering that in the sole judgment of our board of directors would or might make the subscription rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the subscription rights offering. We may waive any of these conditions and choose to proceed with the subscription rights offering even if one or more of these events occur. If we terminate the subscription rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

Rights of Subscribers

Holders of subscription rights will have no rights as holders with respect to our common stock, preferred stock or debt securities for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the applicable prospectus supplement, and such common stock, preferred stock or debt securities, as applicable, have been issued to such persons. Holders of subscription rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their subscription rights and have paid the exercise price to the subscription agent. All exercises of rights will be final and cannot be revoked by the holder of rights.

Regulatory Limitations

We will not be required to issue any person or group of persons shares of our common stock, preferred stock or debt securities pursuant to the subscription rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such securities if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.

Standby Agreements

We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, our common stock, preferred stock or debt securities not subscribed for in the subscription rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell our securities through underwriters or dealers, directly to purchasers, through agents, or through any combination thereof.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such stock, including:

●	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them;

●	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

●	any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities on a firm commitment basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. If any underwriter or agent acts as principal, or broker dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL OPINION

The validity of the securities offered hereby will be passed upon for us by Luse Gorman, PC, Washington, D.C.

EXPERTS

The consolidated financial statements of First Guaranty Bancshares, Inc. as of December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, have been audited by Castaing, Hussey & Lolan, LLC, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

FIRST GUARANTY BANCSHARES, INC.

Depositary Shares, each representing a 1/40th Interest in a Share of
% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock

PROSPECTUS SUPPLEMENT

(to the Prospectus dated October 26, 2020)

Sole Book-Running Manager
Janney Montgomery Scott

April   , 2021